Exhibit 10.19

IMS HEALTH INCORPORATED
RETIREMENT PLAN

As Amended and Restated
Effective January 1, 2020 (except as
otherwise provided herein)

Page

ARTICLE 1     DEFINITIONS    1
1.1    “Accrued Benefit”    1
1.2    “Actuarial Equivalent Value”    1
1.3    “Affiliated Employer”    2
1.4    “Age”    2
1.5    “Average Final Compensation”    2
1.6    “Beneficiary”    3
1.7    “Benefit Commencement Date”    3
1.8    “Board”    3
1.9    “Code”    3
1.10    “Cognizant”    3
1.11    “Cognizant Plan”    3
1.12    “Company”    3
1.13    “Compensation”    3
1.14    “Computation Period”    4
1.15    “Credited Service”    4
1.16    “D&B”    4
1.17    “D&B Plan”    4
1.18    “Defined Benefit Dollar Limitation”    4
1.19    “Early Retirement Date”    4
1.20    “Effective Date”    5
1.21    “Eligibility Service”    5
1.22    “Eligible Employee”    5
1.23    “Employee”    5
1.24    “Employer”    5
1.25    “Employment Commencement Date”    5
1.26    “ERISA”    5
1.27    “Former Employee”    6
1.28    “Fund”    6
1.29    “Grandfathered Benefit”    6
1.30    “Highly Compensated Employee”    6
1.31    “Hour of Service”    7

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(continued)
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1.32    “Initial Balance”    7
1.33    “Initial Effective Date”    7
1.34    “Investment Credit”    7
1.35    “Leased Employee”    7
1.36    “Member”    7
1.37    “Named Fiduciary”    7
1.38    “Non-Benefits Employee”    7
1.39    “Normal Retirement Age”    8
1.40    “Normal Retirement Date”    8
1.41    “Participating Employer”    8
1.42    “Period of Service”    8
1.43    “Period of Severance”    8
1.44    “Plan”    8
1.45    “Plan Administrator”    8
1.46    "Plan Sponsor"    8
1.47    “Plan Year”    8
1.48    “Postponed Retirement Date”    8
1.49    “Purchaser”    8
1.50    “Qualified Optional Survivor Annuity”    8
1.51    “Re-Employment Commencement Date”    9
1.52    “Retirement Account”    9
1.53    “Retirement Credit”    9
1.54    “Service”    9
1.55    “Severance Date”    9
1.56    “Spouse”    9
1.57    “Trust”    10
1.58    “Trustee”    10
1.59    “Vesting Service”    10
1.60    “Year of Service”    10
ARTICLE 2    SERVICE COUNTING RULES    11
2.1    Hours of Service    11
2.2    Eligibility Service    11

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(continued)
Page
2.3    Vesting Service    12
2.4    Credited Service    12
ARTICLE 3    MEMBERSHIP AND TRANSFERS    13
3.1    Eligibility    13
3.2    Eligibility upon Re-Employment    13
3.3    Year of Break in Service    13
3.4    Termination of Membership    13
3.5    Suspension of Membership    13
3.6    Return to Membership    14
ARTICLE 4    BENEFIT AMOUNTS    15
4.1    Accrued Benefit    15
4.2    Early Retirement Benefit    15
4.3    Retirement Account    15
4.4    Initial Balance    15
4.5    Retirement Credits    16
4.6    Monthly Allocation of Retirement Credits    16
4.7    Investment Credits    16
4.8    Preservation of Accrued Benefit of the D&B Plan    16
4.9    Grandfathered Benefit Amount    16
4.10    Restoration of Retirement Account    17
ARTICLE 5    ENTITLEMENT TO BENEFITS    18
5.1    Normal Retirement    18
5.2    Postponed Retirement    18
5.3    Early Retirement    18
5.4    Disability    18
5.5    Other Termination of Employment    18
5.6    Death    19
5.7    Benefit Commencement for Members Who Became Employed by a Purchaser    19
5.8    Suspension of Benefits    19
ARTICLE 6    DEATH BENEFITS; MINIMUM REQUIRED
        DISTRIBUTIONS    21
6.1    Payment of Death Benefits    21

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(continued)
Page
6.2    Beneficiary    21
6.3    Minimum Spousal Death Benefit    21
6.4    Minimum Required Distributions    21
ARTICLE 7 DISABILITY    26
7.1    Disability Retirement    26
7.2    Deferred Benefit    26
7.3    Compensation During Disability    26
ARTICLE 8    PAYMENT OF BENEFIT    27
8.1    Date of Payment Commencement    27
8.2    Required Commencement at Age 70½    27
8.3    Normal Form of Benefit    27
8.4    Right to Elect Alternate Form of Benefit    27
8.5    Form of Election    27
8.6    Optional Forms of Retirement Benefit    29
8.7    Beneficiary    31
8.8    Rollover of Eligible Distributions    31
ARTICLE 9    FUNDING    34
9.1    Funding Policy    34
9.2    Trust Fund    34
ARTICLE 10    PLAN ADMINISTRATION    35
10.1    Powers and Duties of the Plan Administrator    35
10.2    Indemnification    36
10.3    Conclusiveness of Action    36
10.4    Payment of Expenses    36
10.5     Claims Procedure    36
ARTICLE 11     MERGERS, CONSOLIDATIONS AND ASSETS OR LIABILITY TRANSFERS    38
11.1    Mergers, Consolidations and Transfers    38
ARTICLE 12    AMENDMENT OF PLAN    39
12.1    Right to Amend the Plan    39
ARTICLE 13    TERMINATION OF THE PLAN    40
13.1    Right to Terminate The Plan    40

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(continued)
Page
13.2    Vesting Upon Plan Termination or Partial Termination    40
13.3    Residual Assets Returned to Plan Sponsor    40
13.4    Settlement of Termination Liabilities    40
ARTICLE 14    SPECIAL LIMITATION FOR TWENTY-FIVE HIGHEST PAID        41
14.1    Special Limitation    41
14.2    Exception To Special Limitations    41
14.3    Plan Termination Limit    41
14.4    Interpretation    41
ARTICLE 15    LIMITATION ON BENEFITS    42
15.1    Annual Limitation    42
15.2    Adjustment to Dollar Limitation    42
15.3    Adjustment for Other Benefit Forms    42
15.4    Automatic Freeze or Reduction in Benefit Accrual    43
15.5    Combined Plan Limits    43
15.6    Compensation    43
15.7    Other Definitions    45
15.8    Incorporation By Reference    45
ARTICLE 16    BENEFIT RESTRICTIONS    47
16.1    Restrictions on Benefits    47
16.2    Limitations Applicable If the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent or If the Plan Sponsor Is In Bankruptcy    47
ARTICLE 17    TOP-HEAVY CONTINGENCY    54
17.1    General Rule    54
17.2    Aggregation Group    54
17.3    Top-Heavy Definition    54
17.4    Key Employee    55
17.5    Non-Key Employee    56
17.6    Minimum Benefit Provision    56
17.7    Vesting Provision    56
17.8    Change in 415(e) Limits    57
17.9    Modification of Top-Heavy Rules After 2001    57

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(continued)
Page
17.10    Interpretation    58
ARTICLE 18    PARTICIPATING EMPLOYERS    59
18.1    Designation of Participating Employers    59
18.2    Requirements of Participating Employers    59
18.3    Delegation of Authority by Participatng Employers    59
18.4    Employee Transfers    59
18.5    Withdrawal of a Participating Employer    60
18.6    Administrator’s Authority    60
ARTICLE 19    MISCELLANEOUS    61
19.1    Limitation on Distributions    61
19.2    Exclusive Benefit; Limitation on Reversion of Contributions    61
19.3    Voluntary Plan    61
19.4    Nonalienation of Benefits    61
19.5    Inability to Receive Benefits    62
19.6    Missing Persons    62
19.7    Limitation of Third-Party Rights    62
19.8    Invalid Provisions    62
19.9    Use and Form of Words    62
19.10    Headings    62
19.11    Governing Law    63
19.12    Information Required in Writing    63
19.13    USERRA    63

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ARTICLE 1

DEFINITIONS
The IMS Health Incorporated Retirement Plan (the “Plan”), originally adopted effective July 1, 1998, was last amended and restated effective generally January 1, 2011. The Plan was thereafter amended on six occasions. The Plan is hereby amended and restated effective generally January 1, 2017. It is intended that the Plan, as amended and restated, meet all applicable requirements of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974 (“ERISA”), as the same may from time to time be amended. The Plan shall, therefore, be interpreted to comply with the applicable terms of the Code and ERISA and all applicable regulations and rulings issued thereunder.
1.1    “Accrued Benefit” shall mean the benefit as determined from time to time for a Member in accordance with the provisions of Article 4, but subject to the limitations set forth in Articles 14 and 15 of this Plan and any other limitation imposed as a condition of the Plan’s qualification under the Code or other applicable law.
1.2    “Actuarial Equivalent Value” shall mean a benefit of equivalent value computed on the basis of the appropriate mortality table and interest rate, as follows:
(a)    For the purpose of determining the Initial Balance described in Section 4.4, the applicable mortality table prescribed by the Internal Revenue Service under Section 417(e)(3) of the Code and 6.68% interest;
(b)    For the purposes of determining the Accrued Benefit described in Sections 4.1 and 4.2, death benefits described in Article VI with respect to such Accrued Benefit, certain optional forms of benefit payment available under Section 8.6 with respect to such Accrued Benefit, and the lump sum Employee Contribution Benefit described in Section 4.8, the applicable mortality table prescribed by the Internal Revenue Service under Section 417(e)(3) of the Code and the annual interest rate on 30-Year Treasury Bonds calculated as the average of the annual interest rates on 30-Year Treasury Bonds specified in the Internal Revenue Bulletin (as described in Code §601.601(d)(2)(ii)) for the second, third and fourth calendar months (look back month) before the month in which the Benefit Commencement Date occurs (stability period); provided, however, that for Plan Years and limitation years beginning on and after January 1, 2008, the interest rate for the lump sum Employee Contribution Benefit described in Section 4.8, the Level Income Annuity Option described in Section 8.6(d) and the lump sum cash-out of Accrued Benefits having an Actuarial Equivalent Value of $1,000 or less described in Section 8.6 shall be the applicable interest rate prescribed by the Internal Revenue Service under Section 417(e)(3). Specifically, the applicable interest rate shall be the average of the adjusted first, second, and third segment rates applied under the rules similar to the rules of Code Section 430(h)(2)(C) for the second, third and fourth calendar months (look back month) before the month in which the Benefit Commencement Date occurs (stability period). For this purpose, the first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code Section 430(h)(2)(C) if:

(i)    Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described in the preceding paragraph for the average yields for the 24-month period described in such section, and
(ii)    Code Section 430(h)(2)(G)(i)(II) were applied by substituting “Section 417(e)(3)(A)(ii)(II) for “Section 412(b)(5)(B)(ii)(II),” and
(iii)    The applicable percentage under Code Section 430(h)(2)(G) is treated as being 20% in 2008, 40% in 2009, 60% in 2010, 80% in 2011, and 100% in 2012.

For the purpose of determining the amount of benefit for Benefit Commencement Dates before attainment of Age 55 and completion of 10 years of Vesting Service, and for optional forms of benefit payment described in Section 8.6 for Members with respect to the Frozen Accrued Benefit described in Section 4.8 and the Grandfathered Benefit described in Section 4.9, mortality rates shown in Appendix A of the Plan and 6.75% interest; provided, however, that for Plan Years and limitation years beginning on and after January 1, 2008, the interest rate for the Level Income Annuity Option described in Section 8.6(d) and the lump sum cash-out of Accrued Benefits having an Actuarial Equivalent Value of $1,000 or less described in Section 8.6 shall be the applicable interest rate prescribed by the Internal Revenue Service under Section 417(e)(3) and described more specifically above.
No change in the definition of Actuarial Equivalent Value shall reduce the present value of a Member’s Accrued Benefit under the Plan as of the effective date of such change, except as permitted by law.
1.3    “Affiliated Employer” shall mean the Company and any other employer which is a member of a “controlled group of corporations,” a group under “common control,” or an “affiliated service group,” (all as determined under Code Sections 414(b), (c), (m), (n), (o), or solely for purposes of Article 15, the rules set forth in Code Section 415(h)) that includes the Company.
1.4    “Age” shall mean attained age in years and months on the date of determination.
1.5    “Average Final Compensation” means an Employee’s average annual Compensation during the five consecutive twelve-month periods in the last ten consecutive twelve-month periods of his or her Credited Service (or during the total number of consecutive twelve month periods if fewer than five such periods), prior to the relevant date of calculation under this Plan, affording the highest such Average Final Compensation. If actual monthly Compensation for any month during the ten consecutive twelve-month periods which shall be the computational period is unavailable, Compensation for such month shall be determined by dividing the Member’s annual rate of base pay in the month preceding such unavailable month by twelve. For the sole purpose of determining an Employee’s average annual Compensation, service with an Affiliated Employer which is not an Employer for the purpose of this Plan shall be deemed Credited Service. In the event any Employee is regularly employed for at least 1,000 hours but less than 1,800 hours, his or her earnings shall be annualized under uniform rules adopted by the Plan Administrator.

1.6    “Beneficiary” shall mean the person or persons, entity or entities (including a trust(s)), or estate that shall be entitled to receive benefits payable pursuant to the provisions of this Plan by virtue of a Member’s death under Sections 6.2 and 8.7.
1.7    “Benefit Commencement Date” shall mean the first day of the first month for which an individual has elected to have his or her benefit become payable to him or her, even though the first payment may not actually have been made at that date.
1.8    “Board” shall mean the Board of Directors of IQVIA Inc., except that any action authorized to be taken by the Board hereunder may also be taken by a duly authorized committee of the Board or the duly authorized delegees of such duly authorized committee.
1.9    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations issued pursuant thereto.
1.10    “Cognizant” shall mean Cognizant Corporation.
1.11    “Cognizant Plan” shall mean the Cognizant Retirement Plan.
1.12    “Company” shall mean IQVIA Inc.
1.13    “Compensation” shall mean base salary, annual bonuses, commissions, overtime and shift pay, in each case prior to reductions for elective contributions under Code Sections 401(k), 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b) and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Notwithstanding the foregoing, Compensation shall exclude severance pay (including, without limitation, severance pay under the Company’s Employee Protection Plan), stay-on bonuses, long-term bonuses, retirement income, change-in-control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation, amounts deferred under any nonqualified deferred compensation plan, amounts paid under any retirement plan or deferred compensation plan and other forms of special remuneration.
In the case of a Member who is transferred to an Affiliated Employer which is not an Employer during a year, Compensation shall be the amount received by the Member immediately prior to such transfer. If a Member’s Service with the Company is continued during a period of authorized leave of absence, for the purposes of determining Average Final Compensation in Section 1.5 and Retirement Credits in Section 4.5, the Member shall be deemed to continue to receive the salary he or she was receiving at the time such leave commenced if the leave of absence was for the purposes of military service. In all cases of paid leave, the Member’s Compensation during such period of leave shall be included for the purposes of determining Average Final Compensation in Section 1.5 and Retirement Credits in Section 4.5.
Effective for Plan Years beginning before January 1, 2002, however, in no event will the monthly Compensation taken into account under the Plan exceed one-twelfth of $150,000 and effective for Plan Years beginning on or after January 1, 2002, in no event will the monthly Compensation taken into account under the Plan exceed one-twelfth of $200,000, or such greater amount as may be prescribed under Section 401(a)(17)(B) of the Code by the Secretary of the Treasury from time to time; except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with such calendar year. Notwithstanding the foregoing, with respect to Members whose Benefit Commencement Date is on or after March 16, 2010, the above-described Compensation limit under Section 401(a)(17) of the Code shall be applied on an annual basis.
With respect to Members in this Plan with respect to whom a transfer of assets and liabilities occurred from the Cognizant Plan to this Plan as of the Initial Effective Date, if Compensation for any prior determination period is taken into account in determining an Employee’s benefits accruing in a Plan Year beginning after December 31, 2001, the Compensation limit in effect for that prior determination period is $200,000.
For any short Plan Year, the Compensation limit shall be an amount equal to the compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by 12.
If the Plan is a plan described in Code Section 413(c) or 414(f) (a plan maintained by more than one employer), the limitation applies separately with respect to the Compensation of any Member for each Employer maintaining the Plan.
1.14    “Computation Period” shall mean the Plan Year, except for purposes of determining eligibility, in which case, it shall mean the twelve (12) month period commencing with the Employee’s Employment Commencement Date or Re-Employment Commencement Date (as applicable). If the Eligible Employee fails to satisfy the requirements for eligibility in that twelve (12) month period, the Computation Period for determining eligibility for that Eligible Employee shall thereafter be the Plan Year that begins within such twelve (12) month period and each Plan Year thereafter.
1.15    “Credited Service” shall have the same meaning as in Section 2.4 and Appendix B.
1.16    “D&B” shall mean The Dun & Bradstreet Corporation.
1.17    “D&B Plan” shall mean the Master Retirement Plan of The Dun & Bradstreet Corporation.
1.18    “Defined Benefit Dollar Limitation” shall mean the limitation set forth in Section 415(b)(1) of the Code as indexed by the Secretary of the Treasury.
1.19    “Early Retirement Date” shall mean the first day of the calendar month coincident with or next following the Member’s Severance Date, if such date is earlier than his or her Normal Retirement Date and if the Member is eligible for early retirement under the terms of the Plan as described in Section 5.3. Anything in this Plan to the contrary notwithstanding, “Early Retirement Date” with respect to any Member whose participation in this Plan terminated effective August 1, 2000 by reason of the termination of participation in this Plan by Clark-O’Neill, Inc. effective August 1, 2000 and/or such Member’s transfer of employment to SYNAVANT Inc. effective August 1, 2000, or with respect to any Member whose participation in this Plan terminated effective October 3, 2000 by reason of the termination of participation in this Plan by ERISCO Managed Care Technologies, Inc. effective October 3, 2000 shall mean such Member’s Benefit Commencement Date.

1.20    “Effective Date” of this amendment and restatement shall mean, except as otherwise provided herein, January 1, 2017.
1.21    “Eligibility Service” shall mean Service as counted for determining an Employee’s right to become a Member in the Plan, as determined in accordance with the provisions of Section 2.2.
1.22    “Eligible Employee” shall mean an Employee of an Employer, who is entitled to participate in the Plan upon meeting the requirements in accordance with Section 3.1, other than (a) an Employee whose terms and conditions of employment are the subject of a collective bargaining agreement between an Employer and a collective bargaining agent unless and until participation in the Plan shall have been negotiated for and agreed to in writing by such Employer and the collective bargaining agent, (b) a Leased Employee, or (c) a Non-Benefits Employee. Furthermore, effective July 1, 2012, the term “Eligible Employee” shall exclude an Employee who was employed by DecisionView, Inc. on June 30, 2012; and, effective August 13, 2012, the term “Eligible Employee” shall exclude an Employee who was employed or hired by Tar Heel Trading Company, LLC on or after August 13, 2012; and, effective March 11, 2013, the term “Eligible Employee” shall exclude an Employee who was employed or hired by Appature, Inc. on or after March 11, 2013; and effective May 17, 2013, the term “Eligible Employee” shall exclude an Employee who was employed or hired by 360 Vantage on or after May 17, 2013; and effective June 5, 2013, the term “Eligible Employee” shall exclude an Employee who was employed by Incential Software, Inc. on June 5, 2013; and effective December 5, 2013, the term “Eligible Employee” shall exclude an Employee who was employed or hired by The Amundsen Group, Inc. on or after December 5, 2013. Notwithstanding the foregoing sentence or any other provision of the Plan to the contrary, effective January 1, 2014 the foregoing sentence is null and void in its entirety with the result that Employees of DecisionView, Inc., Tar Heel Trading Company, LLC, Appature Inc., 360 Vantage, Incential Software, Inc., and The Amundsen Group, Inc. (each an “Acquired Entity”) shall be considered Eligible Employees and credited with Service for all periods during which (a) such Employee is employed by an Acquired Entity, and (b) the Acquired Entity is an Affiliated Employer under the terms of the Plan. Effective October 3, 2016, the term “Eligible Employee” shall exclude an Employee who was employed by Quintiles Transnational Holdings, Inc. or any member of the controlled group of corporations of which Quintiles Transnational Holdings, Inc. was a member immediately prior to its merger with IMS Health Holding, Inc., and any Employee who was transferred to an Employer following the merger from such an entity. Notwithstanding the foregoing, no Employee shall become an Eligible Employee on or after December 31, 2016.
1.23    “Employee” shall mean any person who is a common-law employee or a Leased Employee of an Affiliated Employer.
1.24    “Employer” shall mean IQVIA Inc. and any other Affiliated Employer designated by the Plan Administrator to participate herein with respect to some or all of its Eligible Employees. When used in this Plan, “Employer” shall refer to such participating entities either individually or collectively, as the context may require.
1.25    “Employment Commencement Date” shall mean the date on which an Employee is first credited with an Hour of Service.
1.26    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.27    “Former Employee” shall mean a person who was an Employee and who is no longer in the employment of the Company or an Affiliated Employer.
1.28    “Fund” shall mean any fund provided for in a trust arrangement, or a combination of a trust arrangement and one or more insurance company contracts, which is held by a funding agent, to which contributions under the Plan will be made, and out of which benefits are paid to or otherwise provided for Members.
1.29    “Grandfathered Benefit” shall mean the minimum benefit amount to which certain Members are entitled as described in Section 4.9.
1.30    “Highly Compensated Employee” shall mean an Eligible Employee who:
(a)    was a five percent (5%) owner as defined in Section 416(i)(1)(B)(i) of the Code, at any time during the Determination Year or the Look-Back Year, or
(b)    for the Look-Back Year had Compensation from the Employer in excess of $80,000 provided that the $80,000 amount may be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996. In the case of such an adjustment, the dollar limit which shall be applied is the limit for the calendar year in which the Look-Back Year begins.
For purposes of this Section 1.30,
(1)    “Compensation” shall mean compensation as defined in Section 414(q)(4) and the regulations thereunder and shall include amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Eligible Employee under Code Sections 125, 402(g)(3) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions and, effective January 1, 2001, by including any amount which is contributed or deferred by the Employer and which is not includible in the gross income of the Employee by reason of Code Section 132(f)(4).
(2)    “Determination Year” shall mean the Plan Year for which the determination of who is Highly Compensated is being made.
(3)    “Look-Back Year” shall mean the twelve (12) month period preceding the Determination Year.
(4)    An Employee shall be treated as a five percent (5%) owner for any Plan Year if at any time during such Plan Year such Employee was a five percent (5%) owner of the Employer.
A former Employee shall be treated as a Highly Compensated Employee if such former Employee had a separation year prior to the Determination Year and was a Highly Compensated active Employee for either (I) such Employee’s separation year or (II) any Determination Year ending on or after the Employee’s 55th birthday. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting U.S. source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees.

A separation year is the Determination Year in which the Employee separates from service.
Notwithstanding anything to the contrary in this Plan, Sections 414(b), (c), (m), (n) and (o) of the Code are applied prior to determining whether an Employee is a Highly Compensated Employee.
1.31    “Hour of Service” shall mean an hour of service calculated in accordance with the provisions of Section 2.1.
1.32    “Initial Balance” shall mean, for certain Members who were members of the Cognizant Plan, the single sum amount described in 4.4.
1.33    “Initial Effective Date” shall mean July 1, 1998.
1.34    “Investment Credit” shall mean additions to the Retirement Account determined in accordance with the procedures of Section 4.7.
1.35    “Leased Employee” shall mean any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:
(a)    if such Employee is covered by a money purchase pension plan providing:
    (i)    a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3);
    (ii)    immediate participation; and
    (iii)    full and immediate vesting; and
(b)    if Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.
1.36    “Member” shall mean an Eligible Employee who meets the requirements for membership under Article 3 and also any person who retired under the Plan, or has terminated his or her service with an Employer and is entitled to benefits under the Plan.
1.37    “Named Fiduciary” shall mean a fiduciary designated as such under the provisions of Article 10.
1.38    “Non-Benefits Employee” shall mean: (a) any worker who has signed an employment agreement, independent contractor agreement or other personal services contract with the Employer stating that he or she is not eligible to participate in the Plan; or (b) any worker that the Employer treats as an independent contractor, during the period that the worker is so treated, regardless of whether such worker may be determined to be an Employee by administrative, judicial or other decision.

1.39    “Normal Retirement Age” shall mean the later of Age 65, or the third anniversary (the fifth anniversary before January 1, 2008) of the date the Member commenced employment with the Company; provided, however, for Members with respect to whom there was a transfer of assets and liabilities from the Cognizant Plan (and such assets and liabilities were not returned to the Cognizant Plan for any reason), “Normal Retirement Age” shall mean Age 65.
1.40    “Normal Retirement Date” means the first day of the calendar month coincident with or next following the Member’s Normal Retirement Age.
1.41    “Participating Employer” shall mean each Affiliated Employer designated by the Plan Administrator to participate herein with respect to some or all of its Eligible Employees.
1.42    “Period of Service” shall mean the period of time commencing on the Employee’s Employment Commencement Date or Re-Employment Commencement Date, whichever is applicable, and ending on the Severance Date following such Employment Commencement Date or Re-Employment Commencement Date. Period of Service shall be computed in 1/l2ths of a year, with a full month being granted for each completed or partial month.
1.43    “Period of Severance” shall mean the period of time commencing on a Severance Date and ending on the date the Employee again performs an Hour of Service for an Affiliated Employer.
1.44    “Plan” shall mean the IMS Health Incorporated Retirement Plan, as embodied herein, and any amendments thereto.
1.45    “Plan Administrator” shall mean the Company, except that any action authorized to be taken by the Plan Administrator hereunder may also be taken by any committee or person(s) duly authorized by the Board or the duly authorized delegees of such duly authorized committee or person(s).
1.46    “Plan Sponsor” shall mean IQVIA Inc.
1.47     “Plan Year” shall mean the period beginning on the Plan’s Initial Effective Date and ending on the subsequent December 31, and thereafter, shall mean the period beginning on January 1 and ending on December 31.
1.48    “Postponed Retirement Date” shall mean the first day of the month coincident with or next following the Member’s Severance Date, if such date is later than the Member’s Normal Retirement Date.
1.49    “Purchaser” shall mean any entity or other business organization or its successor, which acquires all or substantially all of the stock or assets of the Company, or any subsidiary.
1.50    “Qualified Optional Survivor Annuity” shall mean an annuity:
(a)    For the life of the Member with a survivor annuity for the life of the Member’s spouse which is equal to 75% of the amount of the annuity which is payable during the joint lives of the Member and the Member’s spouse, and

(b)    Which is the actuarial equivalent of a single annuity for the life of the Member.
Such term also includes any annuity in a form having the effect of an annuity described in the preceding sentence.
1.51    “Re-Employment Commencement Date” shall mean the first date, following a Period of Severance, that the Employee again performs an Hour of Service for an Affiliated Employer.
1.52    “Retirement Account” shall mean the notional account used to calculate benefits under this Plan as described in Section 4.3.
1.53    “Retirement Credit” shall mean notional additions to the Retirement Account determined as described in Section 4.5.
1.54    “Service” shall mean an Employee’s period of employment with an Employer or an Affiliated Employer that is counted as “Eligibility Service” or “Vesting Service” as appropriate in accordance with Article 2. Service shall include employment with Cognizant and D&B, as provided under Article 2.
1.55    “Severance Date” shall mean the earliest of:
(a)    the date on which the Employee resigns, is discharged or dies; or
(b)    the date following a twelve-month period in which the Employee remains absent from employment (with or without pay) for any reason other than maternity or paternity leave of absence, resignation, discharge or death (such as vacation, holiday, sickness, disability, leave of absence or layoff); or
(c)    the date following a twenty-four month period in which the Employee remains absent from employment (with or without pay) for a maternity or paternity leave including:
(i)    the individual’s pregnancy; or
(ii)    childbirth; or
(iii)    adoption of a child; or
(iv)    child care immediately after the birth or adoption of a child;
in the case of an Employee who is absent from employment beyond the first anniversary of the first day of absence by reason of maternity or paternity leave; provided, however the period between the first and second anniversary will be treated as neither a Period of Severance nor a Period of Service.
1.56    “Spouse” shall mean, effective June 26, 2013, a spouse as recognized under federal law and does not include individuals (whether of the opposite or same sex) who have entered into a registered domestic partnership, civil union or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state (and the term “marriage” does not include such formal relationships). For all purposes under the Plan, effective June 26, 2013, the term “Spouse” and “legally married” shall be construed in accordance with federal law.

1.57    “Trust” shall mean any trust established under an agreement between the Company and a Trustee under which any portion of the Fund is held, and shall include any and all amendments to the trust agreement.
1.58    “Trustee” shall mean any trustee holding any portion of the Fund under a Trust pursuant to an agreement forming a part of the Plan.
1.59    “Vesting Service” shall mean Service as counted for determining an Employee’s right to become eligible for retirement benefits, disability benefits or, vested benefits upon termination of employment for reasons other than retirement or disability as described in Section 2.3.
1.60    “Year of Service” shall mean a Computation Period during which the Employee is credited with 1,000 or more Hours of Service, under the rules of Section 2.1, or as defined for purposes of credited service with respect to the Frozen Accrued Benefit or Grandfathered Benefit as described in Appendix B.

ARTICLE 2

SERVICE COUNTING RULES
2.1    Hours of Service – An Employee shall be credited with an Hour of Service for:
(a)    Each hour for which a person is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Employer for the performance of duties. These hours shall be credited to the person during the appropriate Computation Period in which the duties are performed;
(b)    Each hour for which a person is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Employer for reasons other than for the performance of duties (such as vacation, holiday, illness, incapacity including disability, jury duty, military duty, leave of absence or layoff). These hours shall be credited to the Employee during the Computation Period in which the nonperformance of duties occurs. The computation of non-work hours described in this subsection shall be computed in accordance with the provisions of the Department of Labor Regulation Section 2530.200b-2;
(c)    Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an Affiliated Employer. These hours will be credited to the person for the period to which the award or agreement pertains; and
(d)    Each hour for which an Employee is not paid or entitled to pay but during which the Employee is absent for a period of military service for which reemployment rights are protected by law, but only if the Employee returns to employment with the Company or an Affiliated Employer within the time required by law.
Notwithstanding anything herein to the contrary, an Employee who is considered exempt from overtime compensation or any other Employee for whom records regarding actual hours worked (as defined in Department of Labor Regulation Section 2530.200b-3(d)(3)(i)) are not maintained, shall be credited with 190 Hours of Service for each month for which the Employee would be required to be credited with at least one Hour of Service as defined above in paragraphs (a) through (d) of this Section 2.1.
2.2    Eligibility Service
(a)    General Rule – An Eligible Employee shall be credited with one (1) year of Eligibility Service for each Computation Period during which he or she is credited with 1,000 or more Hours of Service. For this purpose, Hours of Service shall include Hours of Service with the Company and any Affiliated Employer, regardless of whether the Affiliated Employer is an Employer for the purpose of this Plan.
(b)    Special Rule for Eligibility Service –

(1)    As of the Initial Effective Date, an Employee shall be credited with Eligibility Service for Hours of Service completed as an employee of D&B or Cognizant; provided, however, that any such Employee who was not vested in his or her benefit under the D&B Plan or the Cognizant Plan shall not be credited with Eligibility Service for Hours of Service completed as an employee of D&B or Cognizant if such Employee incurred five or more Years of Break in Service (as defined in Section 3.3) prior to his or her employment by an Employer under this Plan.
(2)    Effective January 1, 2007, Hours of Service completed by an Employee while enrolled in a full-time accredited undergraduate or graduate degree program that would otherwise be credited to more than one Computation Period shall be aggregated and deemed to have been completed in the same Computation Period in order to accelerate the date upon which such Employee shall satisfy the one-year of Eligibility Service requirement set forth in Section 3.1 of the Plan; provided, however, that no such aggregation shall occur while such Employee is designated as a Non-Benefits Employee.
2.3    Vesting Service
(a)    General Rule – An Eligible Employee shall be credited with Vesting Service equal to the total of (i) his or her Period(s) of Service with an Affiliated Employer and (ii) any Period(s) of Severance that are less than twelve (12) months. Vesting Service shall be computed in 1/12ths of a year, with a full month being granted for each completed or partial calendar month. Notwithstanding the foregoing, no month which is included in a Period of Service shall be included in a Period of Severance of less than twelve months for the purpose of determining Vesting Service.
(b)    Special Rule for Vesting Service – As of the Initial Effective Date, an Employee shall be credited with Vesting Service for Periods of Service completed as an employee of D&B or Cognizant; provided, however, that any such Employee who was not vested in his or her benefit under the D&B Plan or the Cognizant Plan shall not be credited with Vesting Service for Periods of Service completed as an employee of D&B or Cognizant if such Employee incurred five or more years of Break in Service prior to his or her employment by an Employer under this Plan. For purposes of this Section 2.3(b), a Break in Service shall mean a Period of Severance that exceeds five years.
2.4    Credited Service – For the purpose of determining a Member’s Grandfathered Benefit in Section 4.9, “Credited Service” shall have such meaning as defined under the terms of the D&B Plan, as described in Appendix B hereof.

ARTICLE 3

MEMBERSHIP AND TRANSFERS
3.1    Eligibility – Each Eligible Employee who was a participant in the Cognizant Plan on June 30, 1998 shall be a Member in this Plan as of the Initial Effective Date in accordance with the provisions hereof (but only if a transfer of assets and liabilities occurred from the Cognizant Plan in respect of such Member, and such assets and liabilities were not subsequently returned to the Cognizant Plan for any reason). Effective March 1, 2016, each other Eligible Employee shall become a Member in the Plan on the earlier of: (1) the first day of the first Plan Year beginning after the date on which such Eligible Employee attains Age 21 and completes one year of Eligibility Service; or (2) the first day of the month that is the sixth month after the date on which such Eligible Employee attains Age 21 and completes one year of Eligibility Service. The immediately foregoing sentence shall not apply, however, to any Eligible Employee who, prior to March 1, 2016, satisfied the age and service requirements of the Plan in effect prior to March 1, 2016. Prior to March 1, 2016, each Eligible Employee (other than an Eligible Employee who was a participant in the Cognizant Plan on June 30, 1998 and who is otherwise described in the first sentence of this Section 3.1), shall become a Member in the Plan on the first day of the month coincident with or next following the date the Eligible Employee attains Age 21 and completes one year of Eligibility Service. Notwithstanding any other provision of the Plan to the contrary, no Eligible Employee shall commence participation in the Plan on or after December 31, 2016.
3.2    Eligibility upon Re-Employment. A former Member or a former Eligible Employee whether or not previously vested as described in Section 5.5 who incurs a Severance Date and is later reemployed by the Employer as an Eligible Employee prior to incurring five or more Years of Break in Service shall once again participate in this Plan on the first day of the first calendar month after his or her Re-Employment Commencement Date. A former Member who was not previously vested and who is later re-employed by an Employer as an Eligible Employee after incurring five or more years of Break in Service shall again be required to satisfy the requirements of Section 3.1. A former Employee who had not met the eligibility requirements of Section 3.1 before his or her Severance Date shall participate in the Plan upon satisfaction of the requirements of Section 3.1.
3.3    Year of Break in Service – For purposes of Section 3.2, one Year of Break in Service shall mean a Plan Year in which a Member completes not more than 500 Hours of Service.
3.4    Termination of Membership – A Member who incurs a Severance Date at a time when he or she is not entitled to a Vested Accrued Benefit shall cease to be a Member at such time, and shall be deemed to have received a distribution of the value of his or her vested benefits hereunder. A Member who incurs a Severance Date and who is entitled to a Vested Accrued Benefit shall cease Membership upon receipt of all payments to which he or she is entitled hereunder.
3.5    Suspension of Membership – A Member who ceases to be an Eligible Employee without incurring a Severance Date shall cease to be credited with benefits hereunder, except Interest Credits, if applicable, as if he or she had incurred a Severance Date on the date on which he or she ceased to be an Eligible Employee, but he or she shall continue to be a Member for other purposes under the Plan and, if he or she continues to remain in the employ of an Affiliated Employer, shall continue to earn Vesting Service.

3.6    Return to Membership – A Member whose membership has been suspended who shall again become an Eligible Employee shall become a Member again for benefits hereunder on the first day of the first calendar month after the date on which the Member again becomes an Eligible Employee.

ARTICLE 4

BENEFIT AMOUNTS
4.1    Accrued Benefit – A Member’s Accrued Benefit determined from time to time hereunder shall be the largest of the following amounts:
(a)    effective January 1, 2010, the amount of the single life annuity commencing as of the Member’s Normal Retirement Date, calculated as the Actuarial Equivalent Value of the amount credited to such Member’s Retirement Account as provided in this Article;
(b)     the Member’s Frozen Accrued Benefit commencing as of the Member’s Normal Retirement Date or on the date of determination if such date is after the Normal Retirement Date; or
(c)     for a Member who had attained Age fifty (50) and had been credited with at least five (5) years of Vesting Service under the D&B Plan as of October 31, 1996, the Grandfathered Benefit Amount as defined in Section 4.9 and Appendix B of this Plan commencing as of the Member’s Normal Retirement Date or on the date of determination if such date is after the Normal Retirement Date.
4.2    Early Retirement Benefit – A Member’s Early Retirement Benefit determined from time to time hereunder shall be the largest of the following amounts:
(a)    effective January 1, 2010, the amount of single life annuity commencing as of the Member’s Early Retirement Date, calculated as the Actuarial Equivalent Value of the amount credited to such Member’s Retirement Account at the Member’s Early Retirement Date;
(b)    the Member’s Frozen Accrued Benefit commencing as of the Member’s Early Retirement Date, as defined in Section 4.8 of this Plan; or
(c)    for a Member who had attained Age fifty (50) and had been credited with at least five (5) years of Vesting Service under the D&B Plan as of October 31, 1996, the Grandfathered Benefit Amount as defined in Section 4.9 of this Plan and Appendix B of this Plan commencing as of the Member’s Early Retirement Date.
4.3    Retirement Account – A notional Retirement Account shall be created and maintained for each Member and shall be the sum of the Initial Balance (if any), Retirement Credits, and monthly Investment Credits thereon, as provided in this Article 4. The Retirement Account shall be created and maintained for the purpose of calculating benefits under this Plan. Such Retirement Account shall not represent any share of the Fund nor shall it entitle the Member to any share in the earnings of the Fund.

A Member’s Retirement Account as of the Member’s Benefit Commencement Date shall be no less than the sum of the Initial Balance (if any) and Retirement Credits, as provided in this Article 4, reduced to reflect the value of any prior distributions. This requirement applies only as of a Benefit Commencement Date as of which a distribution of the Member’s entire remaining vested benefit under the Plan commences, and is intended to comply with the preservation of capital requirements of Code Section 411(b)(5)(B)(i)(II).

4.4    Initial Balance – For a Member who was a participant in the Cognizant Plan (but only if a transfer of assets and liabilities occurred from the Cognizant Plan in respect of such Member, and such assets and liabilities were not subsequently returned to the Cognizant Plan for any reason) and who was an Eligible Employee under the Cognizant Plan as of July 1,1998, the Initial Balance of the Retirement Account shall be the sum of (a) the single sum amount equal to the Actuarial Equivalent Value, as of October 31, 1996, of the normal retirement benefit such Member had accrued under the terms of the D&B Plan as of October 31, 1996 (if any), determined with the Member’s Age as of October 31, 1996, and (b) the sum of the Retirement Credits and monthly Investment Credits under the Cognizant Plan as of June 30, 1998. For all other Members, the Initial Balance shall equal zero.
4.5    Retirement Credits – For each calendar month following June 30, 1998, each Eligible Employee who is a Member shall have his or her Retirement Account credited with notional Retirement Credits in an amount equal to six percent (6%) times his or her Compensation with respect to such month.
4.6    Monthly Allocation of Retirement Credits – A Member’s Retirement Credits shall be allocated to the Member’s Retirement Account as of the end of each calendar month.
4.7    Investment Credits – A Member’s Retirement Account, including the Retirement Account of a Member who is no longer actively employed by an Employer participating hereunder, shall be credited as of the last day of each calendar month (the stability period) with a notional Investment Credit calculated by multiplying the Member’s Retirement Account as of the last day of the prior calendar month (the look back month) by the greater of:
(a)    0.25%, or
(b)    1/12th of the average Code Section 417(e)(3) rate prior to amendment by the Pension Protection Act of 2006 for the look back month.
Notwithstanding the foregoing, Investment Credits will cease to be credited effective the first day of the month in which occurs the Member’s Benefit Commencement Date.
4.8    Preservation of Accrued Benefit of the D&B Plan – If the Member was a participant of the D&B Plan on October 31, 1996, and the liabilities and assets related to his or her accrued benefit under the D&B Plan were transferred to the Cognizant Plan and then transferred to this Plan, the accrued benefit under the D&B Plan of such Member shall be calculated as of October 31, 1996, and shall be the Member’s Frozen Accrued Benefit hereunder and as described in Appendix B. The Member shall be entitled, notwithstanding any other provision of this Plan, to receive his or her Frozen Accrued Benefit in any of the optional forms of benefit that were available to the Member under the terms of the D&B Plan, including any early retirement subsidies to which the Member might be entitled as specified in Appendix B hereunder.
4.9    Grandfathered Benefit Amount – A Member who, as of October 31, 1996, had attained Age fifty (50) and had been credited with at least five (5) years of Vesting Service under the D&B Plan, shall be entitled to a minimum benefit hereunder described in Appendix B (but only if a transfer of assets and liabilities accrued under the D&B Plan occurred from the Cognizant Plan in respect of such Member, and such assets and liabilities were not subsequently returned to the Cognizant Plan for any reason).

4.10    Restoration of Retirement Account – If a Member who is rehired by an Employer and (i) was not fully vested in accordance with Article 5 as of his or her prior Severance Date, and (ii) has a Period of Severance of less than 5 years, he or she shall have his or her Retirement Account reinstated as of his or her Re-Employment Commencement Date, and shall continue to vest in accordance with Article 5 following his or her Re-Employment Commencement Date.

ARTICLE 5

ENTITLEMENT TO BENEFITS
5.1    Normal Retirement – A Member who retires from employment with the Employer on his or her Normal Retirement Age shall be entitled to receive one hundred percent (100%) of his or her Accrued Benefit as of his or her Normal Retirement Date in the manner provided under Article 8.
5.2    Postponed Retirement – A Member who retires from employment with the Employer after his or her Normal Retirement Date shall continue to participate in this Plan, and his or her Retirement Account shall continue to be credited with Retirement Credits and Investment Credits, until his or her Postponed Retirement Date. Such Member shall be entitled to receive one hundred percent (100%) of his or her Accrued Benefit as of his or her Postponed Retirement Date in the manner provided under Article 8.
5.3    Early Retirement – A Member who has attained Age fifty-five (55) and completed three (3) years of Vesting Service (five (5) years of Vesting Service before January 1, 2008) may retire from employment with the Employer at any time and elect to receive one hundred percent (100%) of his or her Accrued Benefit as of his or her Early Retirement Date in the manner provided under Article 8 and, in such event, Interest Credits shall cease hereunder in accordance with Section 4.7 hereof. As an alternative, the Member may elect to defer receipt of his or her benefit to a later Benefit Commencement Date, but in no event later than the time specified in Section 8.2 hereof, in which case his or her Retirement Account shall continue to be credited with Investment Credits until such Benefit Commencement Date. The Member will then be entitled to receive one hundred percent (100%) of his or her benefit as of such later Benefit Commencement Date in the manner provided in Article 8. Notwithstanding the foregoing to the contrary, any Member whose participation in this Plan terminated effective August 1, 2000 by reason of the termination of participation in this Plan by Clark-O’Neill, Inc. effective August 1, 2000 and/or such Member’s transfer of employment to SYNAVANT Inc. effective August 1, 2000 or any Member whose participation in this Plan terminated effective October 3, 2000 by reason of the termination of participation in this Plan by ERISCO Managed Care Technologies, Inc. effective October 3, 2000 shall be deemed to have completed five (5) years of Vesting Service for purposes of this Section 5.3.
5.4    Disability – If a Member becomes totally and permanently disabled, and is in receipt of disability benefits under the Federal Social Security Act or under the Employer long-term disability plan, he or she shall become entitled to benefits under the provisions of Article 7.
5.5    Other Termination of Employment – A Member whose employment with the Employer is terminated for any reason other than retirement in accordance with Sections 5.1, 5.2 or 5.3, disability in accordance with Section 5.4, or death in accordance with Section 5.6, shall be entitled to receive a percentage of his or her Accrued Benefit in accordance with the following schedule:

If the Member’s Years of Vesting Service Are:	The Vested Portion of the Accrued Benefit is:
Less than 3 (less than 5 before January 1, 2008)	0%
3 or more (5 or more before January 1, 2008)	100%

The vested portion of the Accrued Benefit shall be payable as of the Member’s Normal Retirement Age in the manner provided in Article 8. As an alternative, such Member may elect to begin receipt of his or her benefits at an earlier Benefit Commencement Date that follows the Member’s attainment of Age fifty-five (55), as provided in Article 8.
Notwithstanding the foregoing to the contrary, any Member whose participation in this Plan terminated effective August 1, 2000 by reason of the termination of participation in this Plan by Clark-O’Neill, Inc. effective August 1, 2000 and/or such Member’s transfer of employment to SYNAVANT Inc. effective August 1, 2000 or any Member whose participation in this Plan terminated effective October 3, 2000 by reason of the termination of participation in this Plan by ERISCO Managed Care Technologies, Inc. effective October 3, 2000 shall be entitled to receive one hundred percent (100%) of his or her Accrued Benefit regardless of the number of Years of Vesting Service completed by such Member.
5.6    Death – If a Member dies while actively employed by the Employer and such Member had earned three (3) or more years of Vesting Service (five (5) or more years of Vesting Service before January 1, 2008), a death benefit shall be payable to the Member’s Beneficiary in accordance with the provisions of Article 6.
5.7    Benefit Commencement for Members Who Became Employed by a Purchaser – Notwithstanding anything else herein, a Member shall not be entitled to the payment of benefits hereunder until he or she has separated from service from a Purchaser with whom his or her employment continued immediately following the sale.
5.8    Suspension of Benefits – Subject to the provisions of Section 8.2 of this Plan, a Member who continues in active service of the Company after such Member’s Normal Retirement Age, or who is receiving payments or is scheduled to receive payments from this Plan and is reemployed by an Employer, shall have his or her payments suspended in accordance with uniform rules adopted by the Plan Administrator and the provisions set forth below:
(a)    If such Member completes fewer than forty (40) Hours of Service during any calendar month in a period of active service during his or her reemployment, then such Member shall be deemed to have retired and such Member shall commence or continue to receive distribution of such Member’s benefits under the Plan.
(b)    If such Member completes forty (40) or more Hours of Service during any calendar month in a period of active service during his or her reemployment or receives payment from the Employer for any such Hours of Service completed on eight or more days (or separate work shifts) in any calendar month that occurs during such period of active service, such Member’s benefits under this Plan shall be suspended until the earlier of (i) such Member’s actual retirement from the active service of an Employer or (ii) such Member’s satisfaction of the conditions of Section 5.8(a).
(c)    If benefit payments have been suspended, payments shall resume no later than the first day of the third calendar month after the calendar month in which the Employee ceases to be employed. The initial payment upon resumption shall be calculated as the sum of the amount that had been payable prior to suspension of benefits and the amount of benefit earned under this Plan during the period of employment between suspension of payments and resumption of payments.
(d)    No payment shall be withheld by the Plan pursuant to this Section unless the Plan notifies the Employee by personal delivery or first-class mail during the first calendar month or payroll period in which the Plan withholds payments that his or her benefits are suspended. Such notification shall contain a description of the specific reasons why benefit payments are being suspended, a description of the provisions of this Article relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Sections 2530.203-2 and 2530.203-3. In addition, the notice shall inform the Member of the Plan’s procedures for affording a review of the suspension of benefits. Requests for such reviews may be considered in accordance with the claims procedure set forth in Section 10.5 of the Plan.

ARTICLE 6

DEATH BENEFITS; MINIMUM REQUIRED DISTRIBUTIONS
6.1    Payment of Death Benefits – If, upon the death of a Member prior to the commencement of benefits hereunder, he or she has been credited with less than three (3) years of Vesting Service (five (5) years of Vesting Service before January 1, 2008), such Member’s Accrued Benefit shall be forfeited. If upon the death of a Member prior to the commencement of benefits hereunder, he or she has been credited with three (3) or more years of Vesting Service (five (5) or more years of Vesting Service before January 1, 2008), the Beneficiary of the Member shall be entitled to receive the Actuarial Equivalent Value of the deceased Member’s Retirement Account commencing upon the time set forth in Section 6.3, payable in the form of a straight life annuity. Effective January 1, 2011, if the Beneficiary of a Member is (or is deemed to be) his or her estate, then any death benefit payable pursuant to this Article 6 may be made in the form of a single lump sum payment.
6.2    Beneficiary – The Beneficiary of a Member shall be such Member’s Spouse, if any, unless the Member designates, in accordance with procedures established by the Plan Administrator, a different Beneficiary, provided that if the Member is married, his or her Spouse shall consent to such designation in writing, and such written consent shall be witnessed by a notary public.
6.3    Minimum Spousal Death Benefit – Notwithstanding the other provisions of this Plan, in the event of a vested Member’s death prior to the commencement of benefit payments, a surviving Spouse who has not waived his or her rights under the terms of this Plan shall be entitled to a minimum preretirement death benefit, based on the amount of such Member’s Accrued Benefit under Sections 4.1(b) or 4.1(c) as applicable, equal to an annuity for such Spouse’s life commencing on the later of (a) the date of death or (b) the date the Member would have attained Age fifty-five (55) reduced for such date of commencement as described in Appendix B, equal to fifty percent (50%) of the Member’s Accrued Benefit payable as a 50% Joint and Survivor Annuity Option, unless such Spouse is entitled to a greater benefit under the provisions of Section 6.1.
6.4    Minimum Required Distributions – Notwithstanding any provision of the Plan to the contrary: (a) with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, and before January 1, 2006, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Regulations under Section 401(a)(9) that were proposed on January 17, 2001; and (b) with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2006, the Plan will apply the subsequent provisions of this Section for purposes of determining minimum required distributions.
(a)    General Rules.
(1)    All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.
(2)    Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

(b)    Time and Manner of Distributions.
(1)    The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date.
(2)    If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(i)    If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained Age 70½, if later.
(ii)    If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31, of the calendar year immediately following the calendar year in which the Member died.
(iii)    If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member‘s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.
(iv)    If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member but before distributions to the surviving Spouse begin, this subsection (b)(2), other than clause (i), will apply as if the surviving Spouse were the Member.
For purposes of this subsection (b)(2) and subsection (e), distributions are considered to begin on the Member’s Required Beginning Date (or if subsection (b)(2)(iv) applies), the date distributions are required to begin to the surviving spouse under subsection (b)(2)(i).
(3)    Unless the Member’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with subsections (c), (d) and (e) of this Section 6.4. Any part of the Member’s interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.
(c)    Determination of Amount to be Distributed Each Year.

(1)    If the Member’s interest is paid in the form of annuity distributions, payments under the annuity will satisfy the following requirements:
(i)    the annuity distributions will be paid in periodic payments made at intervals not longer than one year;
(ii)    the distribution period will be over a life (or lives) or over a period certain not longer than the period described in subsection (d) or (e);
(iii)    once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;
(iv)    payments will either be non-increasing or increase only as follows:
(A)    by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;
(B)    to the extent of the reduction in the amount of the Member’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in subsection (d) dies or is no longer the Member’s beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code;
(C)     to provide cash refunds of employee contributions upon the Member’s death; or
(D)    to pay increased benefits that result from a plan amendment.
(2)    The amount that must be distributed on or before the Member’s Required Beginning Date (or, if the Member dies before distributions begin, the date distributions are required to begin under Section (b)(2)(i) or (ii)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semiannually, or annually. All of the Member’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Member’s Required Beginning Date.
(3)    Any additional benefits accruing to the Member in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.
(d)    Requirements for Annuity Distributions That Commence During a Member’s Lifetime.
(1)    If the Member’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and a nonspouse beneficiary, annuity payments to be made on or after the Member’s Required Beginning Date to the Designated Beneficiary after the Member’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in Treas. Reg. § 1.401(a)(9)-6, Q & A –2. If the form of distribution combines a joint and survivor annuity for the joint lives of the Member and a nonspouse beneficiary and a period certain annuity, the requirements in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.
(2)    Unless the Member’s spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Member’s lifetime may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9 for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Member reaches Age 70, the applicable distribution period for the Member is the distribution period for Age 70 under the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9 plus the excess of 70 over the Age of the Member as of the Member’s birthday in the year that contains the Annuity Starting Date. If the Member’s Spouse is the Member’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Member’s applicable distribution period, as determined under this Section (d)(2), or the joint life and last survivor expectancy of the Member and the Member’s Spouse as determined under the Joint and Last Survivor Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Member’s and Spouse‘s attained ages as of the Member’s and Spouse’s birthdays in the calendar year that contains the Annuity Starting Date.
(e)    When Member Dies Before Date Distribution Begins.
(1)    If the Member dies before the date distribution of his or her interest begins and there is a Designated Beneficiary, the Member’s entire interest will be distributed, beginning no later than the time described in subsection (b)(2)(i) or (ii), over the life of the Designated Beneficiary or over a period certain not exceeding:
(i)    unless the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the

Designated Beneficiary determined using the beneficiary’s Age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Member’s death; or
(ii)    if the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the Designated Beneficiary determined using the beneficiary’s Age as of the beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.
(2)    If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.
(3)    If the Member dies before the date the distribution of his or her interest begins, the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this subsection (e) will apply as if the surviving Spouse were the Member, except that the time by which distributions must begin will be determined without regard to subsection (b)(2).
(f)    As used in this Section 6.4, the following terms shall have the following meanings:
(1)    “Annuity Starting Date” means the first day of the first period for which an amount is paid as an annuity or any other form and as further defined in the Plan.
(2)    “Designated Beneficiary” means the individual who is the Designated Beneficiary under Treas. Reg. § 1.401(a)(9)-4, Q&A-1.
(3)    “Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year, which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (b)(2).
(4)    “Life expectancy” means life expectancy as computed by use of the Single Life Table in Treas. Reg. § 1.401(a)(9)-9.
(5)    “Required Beginning Date” means the date specified in Section 8.2 of the Plan.

ARTICLE 7

DISABILITY
7.1    Disability Retirement – A Member who has at least three (3) years of Vesting Service (five (5) years of Vesting Service before January 1, 2008) may retire because of disability if such Member is receiving benefits under the Federal Social Security Act or under the Employer’s long-term disability plan.
7.2    Deferred Benefit – A disabled Member shall be entitled to a benefit payable on his or her Normal Retirement Date. Such Member’s Retirement Account shall be maintained for him or her and shall be credited with notional Retirement Credits, determined under the rules prescribed in Section 7.3, and notional Investment Credits until he or she attains Normal Retirement Age. A Member (a) who had attained Age fifty (50) and had been credited with at least five (5) years of Vesting Service, as of October 31, 1996 and (b) for whom liabilities and assets with respect to his or her Frozen Accrued Benefit were transferred from the Cognizant Plan to this Plan and such assets and liabilities were not subsequently returned to the Cognizant Plan for any reason, shall continue to earn Credited Service for the purpose of determining the special Grandfathered Benefit Amount under Section 4.9. Upon attainment of Normal Retirement Age, the Retirement Credits, Investment Credits and Credited Service, if any, will no longer be credited and the Accrued Benefit shall be paid to him or her under the terms of Article 8.
A Member who has retired because of disability may elect to begin the receipt of his or her disability benefits under this Article 7 at an earlier Benefit Commencement Date, but not prior to the first of the month following the date the Member attains Age fifty-five (55). In such a case, the Member’s Retirement Credits, Investment Credits and Credited Service, if any, will cease to be credited as of the Benefit Commencement Date.
7.3    Compensation During Disability – If a disabled Member is entitled to benefits under the provisions of this Article 7, his or her Retirement Credits shall be calculated as if the Member’s Compensation continues at the same rate as in effect immediately prior to his or her disability. With respect to any disabled Member entitled to a Grandfathered Benefit hereunder, Compensation shall be assumed to continue at the same rate as in effect immediately prior to his or her disability for the purpose of determining the Member’s Average Final Compensation.

ARTICLE 8

PAYMENT OF BENEFIT
8.1    Date of Payment Commencement – Ninety (90) days (one hundred eighty (180) days for Plan Years beginning after December 31, 2006) prior to an Early Retirement Date, Normal Retirement Date or Postponed Retirement Date, or as soon as practicable after a Severance Date, the Plan Administrator shall furnish the Member with an election form in accordance with the procedures of this Article 8. A Member’s Benefit Commencement Date shall be the first day of the calendar month that the benefit selected will commence, which date shall be ninety (90) days after the furnishing of the election form. Notwithstanding the foregoing, the Member and his or her Spouse, if any, may waive their right to this waiting period and elect an earlier Benefit Commencement Date pursuant to Section 8.5. On a Member’s Benefit Commencement Date, a Member’s Accrued Benefit shall be paid in the manner provided in this Article 8. Except as provided in 8.2, a Member may elect to defer payment of the normal form of benefit or any of the optional forms provided below until any date specified in the future.
8.2    Required Commencement at Age 70½ – Notwithstanding any other provision of this Plan to the contrary, effective as of the Initial Effective Date of the Plan, the required beginning date for the commencement of benefits to a Member is the later of April 1 of the calendar year following the calendar year in which the Member attains Age 70½ or retires, except that a Member who is a five percent (5%) owner shall commence receiving benefits no later than the April 1 of the calendar year following the calendar year in which the Member attains Age 70½. Any Member who is not a five percent (5%) owner and who attains Age 70½ in years after 1995 may elect by April 1 of the calendar year following the year in which the Member attains Age 70½ to commence receiving benefits by the April 1 of the calendar year following the year in which the Member attains Age 70½.
8.3    Normal Form of Benefit – The normal form of benefit for an unmarried Member shall be a single life annuity. The normal form of benefit for a married Member shall be a Qualified Joint and Survivor Annuity as defined below. The normal form of benefit shall be payable at the earliest time a Member could become entitled to commence receiving payments of an Early Retirement Benefit, Normal Retirement Benefit or Postponed Retirement Benefit or of a Deferred Vested Benefit in an amount which shall be the Actuarial Equivalent Value of the Member’s Accrued Benefit. For purposes of the Plan, a “Qualified Joint and Survivor Annuity” shall mean a retirement benefit under which equal monthly installments are payable during the joint lifetimes of the retired Member and his or her Spouse, and under which, upon the earlier death of the retired Member, 50% of such monthly installment continues to be paid to the Spouse for the Spouse’s lifetime.
8.4    Right to Elect Alternate Form of Benefit – In lieu of the normal form of benefits, the Member shall have the right to elect, subject to the provisions of 8.5(b) herein, prior to his or her Benefit Commencement Date, an alternate form of benefit provided under the terms of Section 8.6. Except as otherwise provided in this Article 8, if the Member is married, any such election may be made only with the written consent of his or her spouse, executed as provided under Section 8.5. Any alternative form of benefit shall be the Actuarial Equivalent of the Member’s Accrued Benefit.
8.5    Form of Election – A Member may make or revoke an election of any form of benefit to which the Member is entitled under this Article 8 in writing to the Plan

Administrator, and such election or revocation shall be subject to the following conditions:
(a)    The Plan Administrator shall furnish to each Member a general written explanation in nontechnical terms of the availability of the various optional forms of payment under the Plan within a reasonable period of time prior to the earliest date on which the Member could retire under the Plan. Such notice will include a written explanation of:
(1)    the terms and conditions of the Qualified Joint and Survivor Annuity;
(2)    the Member's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity;
(3)    the right of the Member's Spouse to consent to any election to     waive the Spouse Joint and Survivor Annuity;
(4)    the right of the Member to revoke a previous election, and the effect of such revocation;
(5)    the payment forms available under the Plan including a general description of the material features of such payment forms and an explanation of the relative values as provided in Treasury Regulation Section 1.417(a)-3 (this provision being effective as of the applicable effective date set forth in Treasury Regulations, i.e., to qualified pre-retirement survivor annuity explanations provided on or after July 1, 2004; to qualified joint and survivor annuity explanations with respect to any distribution with an annuity starting date that is on or after February 1, 2006; or on or after October 2, 2004 with respect to any optional form of benefit that is subject to the requirements of Code Section 417(e)(3) if the actuarial present value of that optional form is less than the actuarial present value as determined under Code Section 417(e)(3)); and
(6)    with respect to notices given to Members pursuant to Code Section 411(a)(11) in Plan Years beginning after December 31, 2006, a description of how much larger benefits will be if the commencement of distributions is deferred.
A Member has a right to receive, within 30 days after filing a written request with the Plan Administrator, a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Member, given in terms of dollars per annuity payment. Requests for additional information may be made by the Member at any time before the ninetieth (90th) (one hundred eightieth (180th) day for Plan Years beginning after December 31, 2006) day prior to the Benefit Commencement Date.
(b)    An election to receive an optional form of benefit may be made at any time during the “Election Period”. The “Election Period” is a period of ninety (90) (one hundred eighty (180) days for Plan Years beginning after December 31, 2006) days prior to the Member’s Benefit Commencement Date. Subject to subparagraph (c) below, a Member may make an election not to receive the Qualified Joint and Survivor Annuity, revoke any previous election, and if the Member so desires, make a new election, until the expiration of the “Election Period.”
Effective with respect to Plan Years beginning after December 31, 2007, a Member who elects to waive the Qualified Joint and Survivor Annuity form of benefit under the Plan shall be entitled to elect the Qualified Optional Joint and Survivor Annuity at any time during the applicable election period. Furthermore, the written explanation of the joint and survivor annuity described in Section 8.5(a) shall explain the terms and conditions of the Qualified Optional Joint and Survivor Annuity.
(c)    If a Member is married, an election of a form of benefit other than the Qualified Joint and Survivor Annuity shall require the written consent of the Spouse, and such written consent must be witnessed by a notary public or a representative of the Plan.
(d)    Effective as of the Initial Effective Date of the Plan, the Benefit Commencement Date for the payment of benefits, to a married Member in a form other than the normal form may be less than thirty (30) days after receipt of the written explanation described above provided: (i) the Member has been provided with information that clearly indicates that the Member has at least thirty (30) days to consider whether to waive the normal form and elect (with spousal consent) an optional form of benefit other than the normal form; (ii) the Member is permitted to revoke any affirmative election at least until the Benefit Commencement Date or, if later, at any time prior to the expiration of the seven (7)-day period that begins the day after the explanation of the normal form is provided to the Member; and (iii) the Benefit Commencement Date is a date after the date that the written explanation was provided to the Member. The Benefit Commencement Date may be a date prior to the date the written explanation is provided to the Member if benefits do not commence until at least thirty (30) days after such written explanation is provided, subject to the waiver of the thirty (30)-day period as provided for above.
(e)    The Plan Administrator shall furnish any additional information requested by a Member to such Member by personal delivery or first-class mail within thirty (30) days from the date of the Member’s written request. An election of an optional form of benefit pursuant to Section 8.6 shall not be effective unless it is filed with the Plan Administrator no more than ninety (90) days before the Benefit Commencement Date.
8.6    Optional Forms of Retirement Benefit – A Member may elect to receive his or her benefits, including his or her Grandfathered Benefit or Frozen Accrued Benefit, in any one of the following optional forms of benefit, each of which shall be the Actuarial Equivalent Value of such Member’s straight life annuity benefit as described in subparagraph (c) below as of the date payment commences:
(a)     Joint and Survivor Annuity Option – A monthly benefit payable to the Member for life, and after his or her death in 100%, 75% or 50% of such amount as specified by the Member, to the joint annuitant for life. Should the joint annuitant die prior to the Member’s Benefit Commencement Date, any election of this option shall be automatically canceled and the benefit hereunder shall be payable in the normal form as described in Section 8.3 of the Plan.
(b)     Years Certain and Life Income Annuity Option – A monthly benefit which provides benefit payments to the Member for his or her lifetime with a guaranteed minimum period of ten or fifteen years, as specified by the

Member. In the event of the death of the Member after the Benefit Commencement Date, but prior to the Member’s receiving benefit payments for the entire guaranteed minimum period, the remaining payments for the minimum term of years will be paid to the Member’s Beneficiary. In the event of the death of the Member prior to the Member’s Benefit Commencement Date, the election of this option shall be automatically canceled and the benefit hereunder shall be payable in the normal form as described in Section 8.3 of the Plan.
(c)     Straight Life Annuity Option – A single life annuity payable in equal unreduced monthly payments during the Member’s lifetime, with no further payments to any other person after the Member’s death.
(d)    Level Income Annuity Option – A Member retiring on an Early Retirement Date may elect a monthly benefit providing for a level combined income from the Plan and the Member’s primary Social Security benefit, both before and after the date Social Security benefits are payable. For purposes of this option, Benefit Commencement Date for his or her primary Social Security Benefits shall be the first day of the month next following his or her attainment of Age 62. A Member may not revoke his or her election of this option or otherwise change the provisions of his or her election in any way after his or her Benefit Commencement Date. A Level Income Option may be elected in the form of a Joint and Survivor Annuity Option or a Straight Life Annuity Option.
(e)    Solely for Members who have attained Age 55 and completed 10 years of Vesting Service at the time of his or her retirement, a reduced retirement benefit payable during the Member’s life after retirement, with the provision that after his or her death a benefit of 50% of such reduced amount will be continued during the life of and paid monthly to the spouse of such Member, but only if such spouse survives the Member. Such reduced amount shall be one half of the reduction which would have been determined to provide a 50% Joint and Survivor Annuity Option which is of the same Actuarial Equivalent Value as the Straight Life Annuity Option.
(f)    Lump Sum Option – Effective June 3, 2009, if the Actuarial Equivalent Value of the Member’s Accrued Benefit upon such Member’s termination of employment exceeds $1,000 but does not exceed $5,000, the Member (or, in the case of the Member’s death, Beneficiary) may elect distribution of such benefit in the form of a lump sum that is the Actuarial Equivalent Value of the normal form of benefit payable to such Member pursuant to Section 8.3 of the Plan. Notwithstanding Section 8.5(c) to the contrary, the consent of the Member’s spouse to such distribution shall not be required.
Effective as of March 28, 2005, anything in this Article 8 to the contrary notwithstanding, if the Actuarial Equivalent Value of the Member’s Accrued Benefit is equal to or less than $1,000 upon such Member’s termination of employment, distribution of such Accrued Benefit to such Member or such Member’s Beneficiary, as the case may be, shall be made as soon as practicable in a lump sum that is the Actuarial Equivalent Value of the normal form of benefit payable to such Member pursuant to Section 8.3 of the Plan.

8.7    Beneficiary – A Member may name his or her Spouse or another individual to be the joint annuitant for a Joint and Survivor Annuity Option. For the Years Certain and Life Income Option, the Member may designate in writing as Beneficiary any individual or any entity, including a corporation, partnership or trust, provided that such individual and entity is ascertainable. In the event a Beneficiary predeceases the Member or is not in existence, or cannot be located at the date benefits become payable to such Beneficiary, such benefits shall be paid to the Member’s estate.
8.8    Rollover of Eligible Distributions
(a)    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
Prior to the distributee’s election, the distributee shall be provided with the explanation required by Code Section 402(f) and Section 1.411(a)-11(c)(2) of the Treasury Regulations. Such notice shall be provided no less than 30 days and no more than 90 days (180 days for Plan Years beginning after December 31, 2006) before the date distribution is to commence.

For any distribution notice issued in Plan Years beginning after December 31, 2006, the description of a distributee’s right, if any, to defer receipt of a distribution also will describe the consequences of failing to defer receipt of the distribution.
(b)    Definitions. For purposes of this Section 8.8, the following terms shall be defined as follows:
(1)    Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
For taxable years beginning after December 31, 2006, a Member may elect to transfer employee after-tax contributions, if any, by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred (including interest thereon), including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.
    Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b)

of the Code (other than an endowment contract), an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, or, effective for distributions made from the Plan after December 31, 2001, an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into such plan from this Plan, and effective for distributions made after December 31, 2007, a Roth IRA described in Section 408A(b) of the Code. This definition of eligible retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or, to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. Notwithstanding the foregoing, with respect to a distributee who is a non-Spouse Beneficiary, this definition of eligible retirement plan shall be restricted to an eligible retirement plan that is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract).
For distributions made from the Plan after December 31, 2009, in the case of an eligible rollover distribution to a non-spouse beneficiary, an “eligible retirement plan” is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), provided the “direct rollover” is made in accordance with Section 402(c)(11) of the Code.
Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse. Effective for distributions made from the Plan after December 31, 2009, a “distributee” also includes a non-Spouse beneficiary who is a “designated beneficiary” under Section 401(a)(9)(E) of the Code and the Regulations thereunder and who is entitled to receive an eligible rollover distribution by reason of the Member’s death.
Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
Although a non-Spouse Beneficiary may roll over directly a distribution as provided above, the distribution, if made prior to January 1, 2010, is not subject to the direct rollover requirements of Section 401(a)(31) of the Code (including Section 401(a)(31)(B) of the Code), the notice requirements of Section 402(f) of the Code or the mandatory withholding requirements of Section 3405(c) of the Code. If a non-Spouse Beneficiary

receives a distribution from the Plan, the distribution is not eligible for a 60-day (non-direct) rollover.
If the Member's named Beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account (“IRA”)” on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E).
A non-Spouse Beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Treasury Regulations and other Internal Revenue Service guidance. If the Member dies before his or her required beginning date and the non-Spouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulations Section 1.401(a)(9)-3, Q&A-4(c), in determining the required minimum distributions from the IRA that receives the non-Spouse Beneficiary's distribution.

ARTICLE 9

FUNDING
9.1    Funding Policy – All contributions under the Plan shall be made by the Company and shall only be made if such contributions are deductible by the Company under Code Section 404 of the Code. Such contributions shall be determined on the basis of actuarial valuations of the assets and liabilities of the Plan by an independent actuary, who also may perform actuarial or consulting services for the Company. Such contributions shall be voluntary and the Company shall be under no legal obligation to (except as otherwise rendered in this Plan or under ERISA) any person interested in the Plan to make or continue them. Contributions made by the Company to the Plan shall be used by the Company for the purposes of the payment of any benefits, and subject to applicable laws, the proper expenses of administering the Plan.
9.2    Trust Fund – The assets of the Plan shall be held in Trust by one or more corporate trustees pursuant to the terms of a trust agreement or trust agreements between the Company and each corporate trustee. Such trust agreement or agreements shall provide that the assets of the Plan shall be invested and reinvested in such investments as either the corporate trustee or an investment manager or managers appointed by the Plan Administrator may deem advisable. Any investment manager appointed by the Plan Administrator shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in that Act, or an insurance company qualified to perform investment management services under the laws of more than one State, which investment manager shall have acknowledged in writing that it is a fiduciary with respect to the Plan. Investment decisions with respect to the Fund, including the authority to acquire and dispose of Plan assets, shall, to the extent determined by the Plan Administrator, be the exclusive responsibility of the corporate trustee or the investment manager having discretionary investment authority under the terms of the governing trust agreement.

ARTICLE 10

PLAN ADMINISTRATION
10.1    Powers and Duties of the Plan Administrator.
(a)    The Plan Administrator shall have full power, discretion, and authority to administer the Plan and to construe and apply all of its provisions. The Plan Administrator is the Named Fiduciary within the meaning of Section 402(a) of ERISA for purposes of Plan administration. The Plan Administrator’s powers and duties, unless properly delegated, shall include, but shall not be limited to:
(1)    Designating agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.
(2)    Deciding questions relating to eligibility, continuity of employment, and amounts of benefits.
(3)    Deciding disputes that may arise with regard to the rights of Employees, Members or Beneficiaries and their legal representatives, under the terms of the Plan. Decisions by the Plan Administrator shall be deemed final in each case.
(4)    Obtaining information from the Employer with respect to its Employees as necessary to determine the rights and benefits of Members under the Plan. The Plan Administrator may rely conclusively on such information furnished by the Employer.
(5)    Compiling and maintaining all records necessary for the Plan.
(6)    Authorizing the Trustee to make payment of all benefits as they become payable under the Plan.
(7)    Engaging such legal, administrative, consulting, investment, accounting, and other professional services as the Plan Administrator deems proper.
(8)    Adopting rules and regulations for the administration of the Plan that are not inconsistent with the Plan. The Plan Administrator may, in a nondiscriminatory manner, waive the timing requirements of any notice or other requirements described in the Plan unless prohibited by applicable law. Any such waiver will not obligate the Plan Administrator to waive any subsequent timing or other requirements for other Members.
(9)    Interpreting and approving qualified domestic relations orders, in accordance with Section 414(p) of the Code.
(10)    Performing other actions provided for in other parts of this Plan.
(11)    Selection of the funding media for the Plan, including the power to direct investments and to appoint an investment manager or managers pursuant to Section 402(c) of ERISA.
(12)    Entering into trust or other agreements with the asset managers on behalf of the Plan Sponsor upon such terms and conditions as the Plan Administrator shall deem advisable.

(13)    Determining and implementing by asset allocation and investment guidelines, the investment policy of the Fund and the portfolio objectives applicable to each asset manager.
(14)    Allocating fiduciary responsibilities, other than trustee responsibilities as defined in Section 405(c) of ERISA, among fiduciaries, and designation of additional fiduciaries.
(b)    To the extent provided in the applicable trust agreement, the trustee, if any, shall have responsibility for, and shall be the Named Fiduciary for the management of Plan assets.
10.2    Indemnification. In each case in which a director, officer or Employee of an Employer is or was acting by authority of the Board to carry out duties of the Plan Administrator either individually or as a member of a committee, the Employer, by the adoption of this Plan, shall indemnify and hold such person or the members of such committee, jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacities, except to the extent that the effects and consequences result from their own willful misconduct or gross negligence in the performance of their duties. The foregoing right of indemnification will not be exclusive of other rights to which each such individual may be entitled by any contract or other instrument or as a matter of law.
10.3    Conclusiveness of Action. Any action on matters within the discretion of the Plan Administrator will be conclusive, final, and binding upon all Members in the Plan and upon all persons claiming any rights under the Plan, including Beneficiaries.
10.4    Payment of Expenses. The compensation or fees of consultants, actuaries, accountants, counsel and other specialists and any other reasonable costs of administering the Plan or Fund will be paid by the Fund or the Fund may reimburse the Employer for any such costs that the Employer may have paid on behalf of the Plan or Fund unless, at the discretion of the Employer, such expenses are paid by the Employer.
10.5    Claims Procedure. All decisions under the Plan resulting in the denial of benefits under the Plan to any Member or Beneficiary shall be made by the Plan Administrator. In connection therewith, the Plan Administrator shall provide written or electronic notice to any such Member or Beneficiary whose claim for a benefit under the Plan has been wholly or partially denied. Such notice shall be written in a manner calculated to be understood by such Member or Beneficiary and will contain (a) specific reasons for the denial, (b) specific reference to pertinent provisions of the Plan on which the decision was based, (c) a description of any additional material or information necessary for such Member or Beneficiary to perfect such claim and an explanation of why such material or information is necessary, and (d) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement that the Member or Beneficiary has the right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. Such notification shall be provided within ninety (90) days after the date the claim is received by the Plan Administrator (or within one hundred eighty (180) days if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstances is given to such Member or Beneficiary within the initial ninety (90)-day period).
A Member or Beneficiary may appeal the denial of a claim to the Plan Administrator by submitting a written request for review to the Plan Administrator within sixty (60) days after the date on which such denial is received. Such period may be extended by the Plan Administrator for good cause shown. The person making the request for review may submit written comments, documents, records and other information relating to the claim, including requesting a hearing, to the Plan Administrator. The claim for review shall be given a full and fair review that takes into account all comments, documents, records and other information submitted that relates to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
    The Plan Administrator shall provide the Member or Beneficiary with written or electronic notice of the decision on review. Such notification shall be written in a manner calculated to be understood by such Member or Beneficiary and will contain (a) specific reasons for the denial, (b) specific references to pertinent provisions of the Plan on which the decision is based, (c) a statement that the Member or Beneficiary has the right to bring a civil action under Section 502(a) of ERISA, and (d) a statement that the Member or Beneficiary is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claim for benefits. A document is relevant to the claim for benefits if it was relied upon in making the determination, was submitted, considered or generated in the course of making the determination or demonstrates that benefit determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated claimants.
Written or electronic notice of the decision on review shall be provided to the Member or Beneficiary within sixty (60) days after the request for review is received by the Plan Administrator (or within one hundred twenty (120) days, if special circumstances require an extension of time for processing the request and if written notice of such extension and circumstances is given to the Member or Beneficiary within the initial sixty (60)-day period). The Plan Administrator’s decision shall be final and binding on all persons.
In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this Section must be exhausted within the specified deadlines before legal recourse of any type is sought. A claimant may not bring a legal action against the Plan, the Employer or any Affiliated Employer, the Board, the Plan Administrator or any other fiduciary, or the employees or agents of these entities, more than three (3) years after the final disposition of the claim under this Section 10.5. The three (3)-year limitation period shall also apply in accordance with ERISA Section 413 with respect to a claimant’s initial decision to file a claim, beginning with the earliest date on which the claimant had actual or constructive knowledge of a breach or violation resulting in a claim.

ARTICLE 11

MERGERS, CONSOLIDATIONS AND ASSETS OR LIABILITY TRANSFERS
11.1    Mergers, Consolidations and Transfers – The merger or consolidation with, or transfer of the allocable portion of the assets and liabilities of the Fund to any other qualified retirement plan trust shall be permitted in the sole discretion of the Company, provided, however, that such merger, consolidation or transfer shall occur only if the benefit each Member would receive, if the Plan were terminated immediately after such merger or consolidation, or transfer of the allocable portion of the assets and liabilities, would be at least as great as the benefit he or she would have received had the Plan been terminated immediately before the date of such merger, consolidation or transfer.

ARTICLE 12

AMENDMENT OF PLAN
12.1    Right to Amend the Plan – The Board has delegated to the Employee Benefits Committee appointed by the Board the right at any time to amend the Plan, provided that any such amendment could not significantly affect the cost of the Plan. If an amendment could significantly affect the cost of the Plan, then such amendment may only be adopted by the Board. Any amendment adopted by the Employee Benefits Committee or the Board shall be binding upon each Employer as provided in Article 17. Except as provided in Section 13.1 or 18.2, no such amendment(s) shall have the effect of reverting to the Employer the whole or any part of the principal or income for purposes other than for the exclusive benefit of Members or Beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons. No amendment shall reduce a Member’s Accrued Benefit as of the effective date of the Plan amendment or eliminate an optional form of benefit under the Plan with respect to the Member’s Accrued Benefit on the date of the amendment except as may be permitted by law.

ARTICLE 13

TERMINATION OF THE PLAN
13.1    Right to Terminate The Plan – By action of its Board (but subject to ERISA and the Code), the Company shall have the right to terminate or permanently discontinue contributions under the Plan at any time on behalf of itself and any Employer. The assets of the Plan shall not inure to the benefit of any Employer and shall be held for the exclusive purposes of providing benefits to Members and their Beneficiaries and subject to applicable law defraying reasonable expenses of administering the Plan; provided, however, assets of the Plan may revert to an Employer in the event of a Plan termination to the extent that assets of the Plan exceed all liabilities of the Plan or pursuant to Section 19.2 of the Plan.
13.2    Vesting Upon Plan Termination or Partial Termination – In the event of termination of the Plan, (a) no further contributions shall be made hereunder, (b) the right of each Member to benefits accrued to the date of termination to the extent funded shall be nonforfeitable, and (c) the assets of the Plan shall be allocated among Members and their Beneficiaries in accordance with the provisions of Section 4044 of ERISA. In the event of partial termination, the right of each affected Member to benefits accrued to the date of partial termination to the extent funded shall be nonforfeitable.
13.3    Residual Assets Returned to Plan Sponsor – The residual assets of the Plan shall be returned to the Company after all liabilities of the Plan to Members and their Beneficiaries have been satisfied.
13.4    Settlement of Termination Liabilities – Upon termination of the Plan, and subject to regulations of the Pension Benefit Guaranty Corporation or other applicable laws, any amount allocated for the benefit of a Member or Beneficiary shall be applied for his or her benefit, as the Plan Administrator determines in its sole discretion, either by cash payment or by the purchase of an insurance company contract or by any combination of the foregoing.
13.5    Other Plan Termination Requirements. In the event of the termination of the Plan, notwithstanding any other provision under the Plan to the contrary, effective as of the date of the Plan’s termination:
(a)    The rate of interest to determine the Investment Credit for purposes of determining the Accrued Benefit of a Member with a Retirement Account shall, to the extent required under Section 411(b)(5)(B)(vi)(I) of the Code, equal the average rate of interest used to determine the Investment Credit during the five-year period ending on the Plan termination date.

(b)    The mortality table and interest rate in effect on that date shall be used in determining the Actuarial Equivalency of benefits payable in the form of an annuity; provided, that if a variable interest rate is used for purposes of converting a Retirement Account to any annuity form hereunder, the interest rate shall, to the extent required under Section 411(b)(5)(B)(vi)(II) of the Code, be equal to the average of such rates used under the Plan during the five-year period ending on the Plan termination date.

ARTICLE 14

SPECIAL LIMITATION FOR TWENTY-FIVE HIGHEST PAID
14.1    Special Limitation – The provisions of this Article 14 shall apply (a) in the event the Plan is terminated, to any Member who is a Highly Compensated Employee or Highly Compensated Former Employee of any Affiliated Employer and (b) in any other event, to any Member who is one of the twenty-five highest compensated Employees or former Employees of any Affiliated Employer for a Plan Year. The amount of the annual payments under the Plan to any Member to whom this Article 14 applies shall not exceed an amount equal to the payment that would be made under the Plan during the Plan Year on behalf of the Member under a single life annuity which is the Actuarial Equivalent to the sum of the Member’s Accrued Benefit and any other benefits under the Plan.
14.2    Exception To Special Limitations – The provisions of Section 14.1 shall not apply if (a) the value of the benefits which would be payable under the Plan to a Member described in Section 14.1 is less than one percent (1%) of the value of the current liabilities (as defined in Section 412(l)(7) of the Code) under the Plan or (b) the value of the Plan’s assets equals or exceeds, immediately after payment of a benefit under the Plan to a Member described in Section 14.1, one hundred ten percent (110%) of the value of the current liabilities under the Plan.
14.3    Plan Termination Limit – Notwithstanding the provisions of Sections 14.1 and 14.2, in the event the Plan is terminated, the restrictions contained in Section 14.1 shall not be applicable if the benefits payable under the Plan to any Member who is a Highly Compensated Employee or a Highly Compensated Former Employee are limited to benefits which are non-discriminatory under Section 401(a)(4) of the Code.
14.4    Interpretation – The foregoing provisions of this Article 14 are intended to conform the Plan to the requirements of Section 1.401(a)(4)-5(b) of the Treasury Regulations, and shall be construed accordingly. In the event that under any statute, regulation or ruling the conditions of this Section are no longer required for the Plan to comply with the requirements of Section 401 (or any other provisions with respect to qualification for tax exemption of retirement plans and trusts) of the Code, such conditions shall immediately become void and shall no longer apply without the necessity of an amendment to the Plan.

ARTICLE 15

LIMITATIONS ON BENEFITS
The terms used in this Article XV shall have the same meanings as set forth in Article I of the Plan, except as set forth herein. Except as otherwise stated herein, this Article XV shall be effective for Limitation Years beginning on or after July 1, 2007.
15.1    Annual Limitation. Notwithstanding any provision of the Plan to the contrary, the Annual Benefit payable with respect to a Member under the Plan at any time shall not exceed the lesser of –
(a)    One Hundred Sixty Thousand Dollars ($160,000) for Limitation Years ending after December 31, 2001; or
(b)    One hundred percent (100%) of the Member’s Highest Average Compensation.
The One Hundred Sixty Thousand Dollar ($160,000) limitation in subsection (a) is effective for Limitation Years ending after December 31, 2001. This limitation shall not apply to a Member who experienced a severance from employment with the Employer (or, if earlier, an annuity starting date) and whose date of severance (or annuity starting date) was before the first day of the first Limitation Year ending after December 31, 2001.
15.2    Adjustment to Dollar Limitation.
(a)    Effective January 1, 2002 and each January 1 thereafter, the dollar limitation in effect under Section 15.1(a) shall be automatically adjusted for increases in the cost of living in accordance with Section 415(d) of the Code and official guidance issued thereunder. Such adjustment shall apply to the Limitation Year ending with or within the calendar year of the effective date of such adjustment, but the Member’s benefit shall not reflect the adjusted limit prior to January 1 of that calendar year. The adjusted limit for a Limitation Year shall not apply to a Member who has experienced a severance from employment with the Employer (or if earlier, an annuity starting) and whose date of severance (or annuity starting date) is before the first day of the Limitation Year for which the adjustment is effective.
(b)     The dollar limitation under Section 15.1(a) shall be adjusted for age, service, and other factors in accordance with Code Section 415 and the Treasury Regulations thereunder, which are specifically incorporated by reference pursuant to Section 15.8.

15.3    Adjustment for Other Benefit Forms.
(a)    If a benefit is payable in a form that is subject to Code Section 417(e), the form of benefit shall be adjusted to an actuarially equivalent straight life annuity commencing at the same annuity starting date, computed in accordance with subsections (i) and (ii) below.

(i)    If the annuity starting date of the Member’s form of benefit is in a Plan Year beginning in 2004 or 2005, the greater of the amount determined using (A) the interest rate specified in Section 1.2 of the Plan and the mortality table (or other tabular factor) specified in Section 1.2 of the Plan for actuarial equivalence or (B) a 5.5% interest rate and the applicable mortality table prescribed by Revenue Ruling 2001-62.

(ii)    If the annuity starting date of the Member’s form of benefit is in a Plan Year beginning on or after January 1, 2006, the greatest of the amount determined using: (A) the interest rate specified in Section 1.2 of the Plan and the mortality table (or other tabular factor) specified in Section 1.2 of the Plan for actuarial equivalence; (B) a 5.5% interest rate and the applicable mortality table specified in Section 1.2 of the Plan; or (C) the applicable interest rate specified in Section 1.2 of the Plan and the applicable mortality table specified in Section 1.2 of the Plan, divided by 1.05.
(b)    If a benefit is payable in a form that is not subject to Code Section 417(e), then such form of benefit shall be adjusted to an actuarially equivalent straight life annuity commencing at the same annuity starting date in accordance with Code Section 415 and the Treasury Regulations issued thereunder.
15.4    Automatic Freeze or Reduction in Benefit Accrual. If the benefit that a Member would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the limitation prescribed by Section 15.1, then the rate of accrual shall be frozen or reduced to the extent necessary to comply with said limitation.
15.5    Combined Plan Limits.
(a)    If a Member is or has ever been covered under more than one qualified defined benefit plan maintained by the Employer or a predecessor employer, then the sum of the Member’s benefits from all such plans (whether or not terminated), when expressed as an Annual Benefit, shall not exceed the limitation prescribed by Section 15.1. If the sum of the benefits that a Member would otherwise accrue would exceed the limitation prescribed by Section 15.1, then the Annual Benefit under this Plan shall be reduced to the extent necessary to satisfy the limitation in Section 15.1.
(b)    Effective for Limitation Years beginning after December 31, 1999, the combined limitation for defined contribution plans and defined benefit plans in former Code Section 415(e) shall cease to apply.
15.6    Compensation.
(a)    The term “Compensation” shall mean the automatic definition of compensation under Code Section 415, which includes all remuneration described in Treasury Regulation Section 1.415(c)-2(b) and excludes all amounts described in Treasury Regulation Section 1.415(c)-2(c).
(b)    For any self-employed individual, the term “Compensation” shall mean earned income.

(c)    Except as set forth in this Section 15.6, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. For Limitation Years beginning after December 31, 1997, this includes amounts that would be included in income but for an election under Section 125(a), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) and for Limitation Years beginning after December 31, 2000, this includes amounts not includible in income by reason of Section 132(f)(4). For Limitation Years beginning after December 31, 2001, amounts under Code Section 125 shall not include any amounts not available to a Member in cash in lieu of group health coverage because the Member is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Member’s other health coverage as part of the enrollment process for the Employer’s health plan. For Limitation Years beginning on or after July 1, 2007, “Compensation” includes the following additional amounts paid after the Limitation Year:
(i)    Amounts earned but not paid during the Limitation Year, solely because of the timing of pay periods and pay dates, until the first few weeks of the next Limitation Year, provided such amounts are not included in the following Limitation Year.
(ii)    Amounts paid to an Employee within 2½ months after the Employee’s severance from employment date, or, if later, the end of the Limitation Year that includes the Employee’s severance from employment date, that would have been Compensation if paid during the Limitation Year, provided that (A) the payment is regular compensation for services that would have been paid to the Employee if he or she had continued in employment with the Employer, (B) the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued, or (C) the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.
(iii)    Amounts paid to: (A) an individual who does not currently perform services for the Employer by reason of qualified military service (as defined in Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if he or she had continued to perform services for the Employer rather than entering qualified military service; or (B) a Member who is permanently and totally disabled, as defined in Code 22(e)(3), provided that salary continuation applies to all Members who are permanently and totally disabled for a fixed or determinable period, or the Member was not a highly compensated employee, as defined in Code Section 414(q), immediately before becoming disabled.

(iv)    Back pay, as defined in Treasury Regulation Section 1.415(c)-2(g)(8), shall be treated as compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in the definition of Compensation.
(d)    Compensation shall not include amounts paid as compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Member in the Plan, to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.
(e)    The term “Compensation” for any Limitation Year shall not reflect compensation in excess of the limitation under Code Section 401(a)(17) that applies to such Limitation Year.
15.7    Other Definitions.
(a)    “Annual Benefit” shall mean a benefit that is payable annually in the form of a straight life annuity, and shall include social security supplements described in Code Section 411(a)(9) and benefits transferred from another defined benefit plan (other than transfers of distributable benefits from a plan not maintained by the Employer), and shall exclude Employee contributions and rollover contributions. A benefit payable in any form other than a straight life annuity shall be adjusted to a straight life annuity that begins at the same time as such other form and is payable on the first day of each month as set forth in Section 15.3, before applying the limitations of this Article XV, provided that no adjustment shall be made for (i) survivor benefits payable under a qualified joint and survivor annuity (as defined in Code Section 417(b)) to the extent not payable if the Member’s benefit were paid in another form, (ii) ancillary benefits not directly related to retirement benefits, or (iii) automatic benefit increases defined in Treasury Regulation Section 1.415(b)-1(c)(5). For a Member with benefits commencing on more than one annuity starting date, the Annual Benefit (and satisfaction of this Article XV) shall be determined as of each such annuity starting date, actuarially adjusted for past and future distributions commencing at other annuity starting dates. The existence of multiple annuity starting dates shall be determined in accordance with Treasury Regulation Section 1.415(b)-1(b)(1)(iii), and without regard to Treasury Regulation Section 1.401(a)-20, Q&A 10(d).
(b)    “Highest Average Compensation” shall mean the average of a Member’s Compensation for the period of consecutive calendar years up to three (3) during which the Member had the greatest aggregate compensation from the Employer.
(c)    “Limitation Year” shall mean the calendar year.
15.8    Incorporation By Reference.
Notwithstanding any other provision in the Plan, the Annual Benefit accrued, distributed, or otherwise made payable in any form under the Plan with respect to a Member, in any Limitation Year, shall not exceed the applicable limitations under Section 415 of the Code and Treasury Regulations and other official guidance issued thereunder, the terms of which are expressly incorporated herein by reference. Default provisions shall apply to the extent an optional provision is not specified in this Article XV. This Section 15.8 shall supersede any and all provisions of the Plan that are inconsistent with this Section 15.8.

ARTICLE 16

BENEFIT RESTRICTIONS
16.1    Restrictions on Benefits.
Notwithstanding any other provisions in this Plan to the contrary, for each Plan Year the Plan must observe the restrictions described in subsections (a) and (b).
(a)    Restrictions on Benefits. In the event of a Plan termination, the benefit payable to any Participant who is a “highly compensated employee” or “highly compensated former employee” (as defined in Code Section 414(q)) must be nondiscriminatory under Code Section 401(a)(4).
(b)    Restrictions on Distributions. Annual benefits payable to Participants described in subsection (a) who are also among the 25 most highly compensated Employees or former Employees are limited to the amount that could be paid out as a single life annuity under the Plan unless—
(1)    After the payment of such benefit, the value of Plan assets equals or exceeds 110 percent of the value of the Plan’s “current liabilities” (as defined in Code Section 412(l)(7)); or
(2)    The value of such benefit is less than 1 percent of the value of the Plan’s “current liabilities” (as defined in Code Section 412(l)(7)).
16.2     Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent or If the Plan Sponsor Is In Bankruptcy.

(a)    Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in subsection (a)(2) below) but is not less than 60 percent, then the limitations set forth in this subsection (a) apply.

(1)    A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Code Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(A)     50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(B)     100 percent of the Pension Benefit Guaranty Corporation (PBGC) maximum benefit guarantee amount (as defined in Treasury Regulations Section 1.436-1(d)(3)(iii)(C)).

The limitation set forth in this subsection (a)(1) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirements of this subsection (a)(1), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treasury Regulations Section 1.436-1(d)(3)(iii)(D)). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this subsection (a)(1), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.

(2)     No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:

(A)     Less than 80 percent; or

(B)     80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this subsection (a)(2) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on Covered Compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of participants covered by the amendment.

(b)    Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in subsection (b)(2) below), then the limitations in this subsection (b) apply.

(1)     A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Code Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this subsection (b)(1) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(2)     An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:

(A)     Less than 60 percent; or

(B)     60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100 percent.

(3)     Benefit accruals under the Plan shall cease as of the applicable Code Section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this subsection (b)(3), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(c)     Limitations Applicable If the Plan Sponsor Is In Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Employer is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. In addition, during such period in which the Employer is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. The limitation set forth in this subsection (c) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(d)     Provisions Applicable After Limitations Cease to Apply.

(1)     If a limitation on prohibited payments under subsection (a)(1), subsection (b)(1), or subsection (c) applied to the Plan as of a Code Section 436 measurement date, but that limit no longer applies to the Plan as of a later Code Section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later Code Section 436 measurement date.

(2)     If a limitation on benefit accruals under subsection (b)(3) applied to the Plan as of a Code Section 436 measurement date, but that limitation no longer applies to the Plan as of a later Code Section

436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later Code Section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR § 2530.204-2(c) and (d).

(3)     If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of subsection (b)(2), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treasury Regulations Section 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section (b)(2)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(4)     If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of subsection (a)(2) or subsection (b)(3), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treasury Regulations Section 1.436-1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(e)     Notice Requirement. The Plan Administrator shall provide written notice to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in subsection (a)(1), subsection (b), or subsection (c) in accordance with section 101(j) of ERISA.

(f)     Methods to Avoid or Terminate Benefit Limitations. The Employer may avoid or terminate the application of the limitations set forth in subsections (a) through (c) for a Plan Year by any method permitted under Code Section 436(b)(2), (c)(2), (e)(2), and (f) and Treasury Regulations Section 1.436-1(f).

(g)     Special Rules.

(1)    Rules of Operation for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.

(A)     Code Section 436(h) and Treasury Regulations Section 1.436-1(h) set forth a series of presumptions that apply (1) before the Plan’s enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Treasury Regulations Section 1.436-1(h)(4)(ii) but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Code Section 436(h) and Treasury Regulations Section 1.436-1(h) applies to the Plan, the limitations under subsections (a) through (c) are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Code Section 436(h) and Treasury Regulations Section 1.436-1(h)(1), (2), or (3), as set forth in subsections (g)(1)(B) through (D) below.

(B)    If a limitation under subsection (a), (b), or (c) applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date subsection (g)(1)(C) or subsection (g)(1)(D) applies to the Plan:

(i)     The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and

(ii)     The first day of the current Plan Year is a Code Section 436 measurement date.

(C)     If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 4th month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in Treasury Regulations Section 1.436-1(h)(2)(ii), then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date subsection (g)(1)(D) applies to the Plan:

(i)     The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and

(ii)     The first day of the 4th month of the current Plan Year is a Code Section 436 measurement date.

(D)     If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Treasury Regulations Section 1.436-1(h)(4)(ii) but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(i)     The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and

(ii)     The first day of the 10th month of the current Plan Year is a Code Section 436 measurement date.

(2)     New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.

(A)     The limitations in subsection (a)(2), subsection (b)(2), and subsection (b)(3) do not apply to a new plan for the first 5 plan years of the plan, determined under the rules of Code Section 436(i) and Treasury Regulations Section 1.436-1(a)(3)(i).

(B)     The limitations on prohibited payments in subsection (a)(1), subsection (b)(1), and subsection (c) do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section 16.2 of the Plan do not cease to apply as a result of termination of the Plan.

(C)     The limitations on prohibited payments set forth in subsections (a)(1), (b)(1), and (c) do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This subsection (g)(2)(C) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(D)     During any period in which none of the presumptions under subsection (g)(1) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under subsection (a)(2) and subsection (b)(2) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with Treasury Regulations Section 1.436-1(g)(2)(iii).

(3)     Special Rules Under PRA 2010.

(A)     For purposes of determining whether the limitations under subsections (a)(1) or (b)(1) apply to payments under a social security leveling option, within the meaning of Code Section 436(j)(3)(C)(i), the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(B)     For purposes of determining whether the accrual limitation under subsection (b)(3) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(4)     Interpretation of Provisions. The limitations imposed by this Section 16.2 of the Plan shall be interpreted and administered in accordance with Code Section 436 and Treasury Regulations Section 1.436-1.

(h)     Definitions. For purposes of this Section 16.2 the definitions in the following Treasury Regulation Sections apply:

Regulation Section            Term
1.436-1(j)(1)         “Adjusted funding target attainment percentage”
1.436-1(j)(2)        “Annuity starting date
1.436-1(j)(6)        “Prohibited payment”
1.436-1(j)(8)        “Code Section 436 measurement date”
1.436-1(j)(9)        “Unpredictable contingent event” and
“Unpredictable contingent event benefit”

(i)     Effective Date. The provisions in this Section 16.2 apply to Plan Years beginning after December 31, 2007.

ARTICLE 17

TOP-HEAVY CONTINGENCY

17.1    General Rule – The provisions of this Article 16 shall apply only in a Plan Year in respect of which the Plan becomes top-heavy (as herein defined) and thereafter to the extent provided herein.
17.2    Aggregation Group – The Plan shall be considered to be top-heavy in any Plan Year if the aggregation group of which the Plan is required to be a part becomes top-heavy for such year; provided, however, the Plan shall not be considered to be top-heavy in such Plan Year if by the inclusion of additional plans permitted to be included in such required aggregation group the resulting permissive aggregation group is not top-heavy for such year.
(a)    The required aggregation group as to the Plan shall include the Plan and any pension, profit sharing or stock bonus plan of the Employer, or Affiliated Employer under common control by or with the Employer if such plan is intended to be a qualified plan under Section 401(a) of the Code, and either (i) includes or has included any Key Employee as a participant in this Plan Year or in the 5 preceding Plan Years or (ii) enables the Plan or any such plan to meet the antidiscrimination requirements and minimum participation standards applicable to qualified plans under the Code.
(b)    The permissive aggregation group shall include plans in the required aggregation group and any other comparable plan of an Employer of Affiliated Employer in the controlled group specified in subparagraph (a) or to which such Employer contributes if such plan is intended to be qualified under Section 401(a) of the Code and continues to meet the antidiscrimination requirements and minimum participation standards of the Code when considered together with the plans in the required aggregation group.
A terminated or frozen plan shall be treated as part of the required or permissive aggregation group only in accordance under Section 416 of the Code and regulations promulgated thereunder.
17.3    Top-Heavy Definition – A required aggregation group or a permissive aggregation group shall be considered to be top-heavy, if as of the applicable determination dates, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in such group and the aggregate value of the accounts of Key Employees under all defined contribution plans in such group exceed sixty percent (60%) of the sum of such values for all Employees participating in or eligible for participation in such plans.
(a)    The applicable determination date for each plan shall be the last day of its plan year which immediately precedes the plan year for which such plan is being tested or, in the case of a new plan, the last day of its first plan year.
(b)    The present value of accrued benefits of Employees under each defined benefit plan shall be determined as of the plan’s most recent valuation date within the twelve-month period ending on the determination date (or, in the case of a new plan, as of the determination date) and shall be based upon the assumption that each Employee terminated his or her Service on the determination date with a fully vested accrued benefit on such date and elected a lump sum distribution in an amount equal to the present value of such benefit based upon the actuarial assumptions, mortality rates and assumed earnings used to maintain the plan’s minimum funding account as defined in Section 412 of the Code. If the plans in the required aggregation group use different actuarial assumptions for purposes of determining the present value of cumulative accrued benefits, (i) for Key Employees, the actuarial assumptions used shall be the actuarial funding assumptions used to maintain the funding standard account under a selected plan in the required aggregation group, computed as if the Member voluntarily terminated Service as of the most recent valuation date, and (ii) for Members who are not Key Employees, the actuarial assumptions used shall be such assumptions so that the benefit shall accrue not more rapidly than the slowest accrual rate permitted under Section 411(b)(l)(C) of the Code.
(c)    With respect to a defined contribution plan which is included in the required aggregation group or permissive aggregation group, the sum of a member’s aggregate value of account balances attributable to employer and employee contributions under such plans as of the most recent valuation date under the plan ending within the 12-month period ending on the applicable determination date shall be adjusted for contributions due as of such determination date. If the Plan is not subject to the funding requirements of Section 412 of the Code, the adjustment is the amount of contributions actually made after the valuation date and on or before the determination date and, in the first plan year of any plan, also shall include contributions allocated as of a date in such plan year but made after the determination date. If a plan is subject to the funding requirements of Section 412 of the Code, a Member’s account balance shall include contributions not yet required to be contributed, but which would be allocated as of a date not later than the determination date, and the adjustment shall reflect any contributions made or due after the valuation date but prior to the expiration of the extended payment period of Section 412(c)(l0) of the Code.
(d)    Present value shall also include any related rollovers and transfers. A determination as to whether a rollover or transfer is related or unrelated shall be made in accordance with applicable Treasury Regulations.
(e)    The present values of accrued benefits and the values of accounts used in the sixty percent (60%) calculation described herein shall be increased by all distributions made within the five (5) year period ending on the determination date to Employees covered by plans in the aggregation group.
17.4    Key Employee – A “Key Employee” shall include any Employee, former Employee (or a Beneficiary) who at any time during the Plan Year or any of the four (4) preceding Plan Years is or was:
(a)    an officer of his or her Employer having an annual compensation from the Employer and all Affiliated Employers in a controlled group greater than fifty percent (50%) of the amount in effect for the calendar year ending with the plan year or within which such plan year ends under Section 415(b)(l)(A) of the Code, except that the number of officers included herein shall not exceed the lesser of 50 officers or 10% of the maximum number of Employees in the aggregation group in any year of the five-year period and that in such case the highest paid officers shall be the Key Employees; or
(b)    an Employee who owns directly or indirectly more than five percent (5%) of the outstanding stock of his or her Employer; or

(c)    one of the ten Employees having an annual compensation greater than the dollar limit in effect under Section 415(c)(1)(A) of the Code for the Plan Year and who owns (or is considered as owning within the meaning of Section 318 of the Code) both more than a 0.5% interest and the largest interests in the Employer; or
(d)    a one percent owner of his or her Employer who has an annual compensation of more than $150,000.
17.5    Non-Key Employee – A “Non-Key Employee” shall be any Employee who is not a “Key Employee.”
17.6    Minimum Benefit Provision – In the event the Plan becomes top-heavy for any Plan Year, all plans in the required aggregation group will also be top-heavy for such year and all Non-Key Employees will be participating in more than one top-heavy plan. In such event there shall be provided to each “Non-Key Employee” a minimum benefit under this Plan equal to:
(a)    an annual retirement benefit (with no ancillary benefits) commencing at Normal Retirement at or after Age 65 equal to 3% of his or her average annual compensation for each Year of Service from and after December 31, 1983 during which this Plan was top-heavy, excluding any such service including D&B Service (if assets and liabilities in respect of such Non-Key Employee were transferred from the Cognizant Plan and such assets and liabilities were not subsequently returned to the Cognizant Plan for any reason) in excess of ten (10) years; minus
(b)    the amount of such retirement benefit which could be purchased for such Employee by application of all amounts allocated to his or her accounts under each defined contribution plan of the Employer as the result of Employer contributions, tax-deferred Employee salary reductions and forfeitures for all plan years during which such Employee was a participant, but excluding any such allocations which were forfeited by such Employee. The determination of the amount of such retirement benefit which could be purchased for each “Non-Key Employee” shall be made by the Plan Sponsor’s independent actuaries as of the date of such Employee’s termination of Service and shall utilize the earnings and actuarial assumptions most recently published by the Pension Benefit Guaranty Corporation.
Average annual compensation of a “Non-Key Employee” for purposes of the foregoing shall mean his or her average annual aggregate compensation, as determined under Section 415(c)(3) of the Code, for the five (5) consecutive years of his or her Service resulting in the highest such average, or if fewer than five (5) consecutive years for the actual years of his or her Service. For purposes hereof, the term average annual compensation shall not include such compensation after the last Plan Year in which a Plan is a top-heavy plan or a super top-heavy plan.
Any benefit which is payable as other than a life annuity, or which commences at other than the Member’s normal retirement shall be adjusted to an amount which is actuarially equivalent to such benefit. For purposes hereof, such actuarially equivalent determination shall be based on such actuarial assumptions set forth in Section 1.2.
17.7    Vesting Provision – Notwithstanding any provision in the Plan to the contrary, if the Plan becomes top-heavy in any Plan Year, the accrued benefits of all Employees in active service from and after such year shall vest and become nonforfeitable after three (3) Years of Vesting Service. If the Plan is no longer top-heavy in a later Plan Year, the foregoing vesting schedule shall continue to apply with respect to all Employees having three (3) or more Years of Vesting Service, but shall no longer apply to Employees with less than three (3) Years of Vesting Service except to the extent their benefits have already vested by application of such schedule.
17.8    Change in 415(e) Limits – In the event the Plan becomes super top-heavy in any Plan Year, the combined benefit limitation applicable to any Employee participating in a defined benefit plan and a defined contribution plan of one or more Employing Companies in a controlled group shall be reduced for such year from 1.25 to 1.0 for purposes of Sections 416(e)(2)(B) and (3)(B) of the Code. The Plan shall be considered to be super top-heavy in any Plan Year if the percentage determined under Section 17.3 of the Plan for such year equals or exceeds ninety percent (90%).
Effective for Plan Years after December 31, 1999, this Section 17.8 shall become void and shall no longer apply.
17.9    Modification Of Top-Heavy Rules After 2001
(a)    This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years, notwithstanding any contrary provision of the Plan.
(b)    Determination of top-heavy status.
(1)    “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer within the meaning of Section 416(i)(1)(B)(i) of the Code, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Section 415(c)(3) of the Code.
The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
(2)    This Section 17.9(b)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Members as of the determination date.
(A)    The present values of accrued benefits and the amounts of account balances of a Member as of the determination date shall be increased by the distributions made with respect to the Member under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”
(B)    Employees not performing services during the year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the determination date shall not be taken into account.
    (C)    For purposes of satisfying the minimum benefit requirements of Section 416(c)(1) of the Code and the Plan, in determining Years of Service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.
17.10    Interpretation – The foregoing provisions of this Article 17 are intended to conform the Plan to the requirements of Section 416 of the Code and any regulations, rulings or other pronouncements issued pursuant thereto, and shall be construed accordingly. In the event that under any statute, regulation or ruling all or a portion of the conditions of this Section are no longer required for the Plan to comply with the requirements of Section 401 of the Code (or any other provisions with respect to qualification for tax exemption of retirement plans and trusts), to the extent possible such conditions shall become void and shall no longer apply without the necessity of an amendment to the Plan.

ARTICLE 18

PARTICIPATING EMPLOYERS
18.1    Designation of Participating Employers. The Company, acting through any committee or person(s) duly authorized by the Board to serve as Plan Administrator, shall designate the Affiliated Employers that shall participate in the Plan with respect to some or all of their designated Employees.
18.2    Requirements of Participating Employers.
(a)    Each Participating Employer shall be required to use the same Trustee as provided in the Plan.
(b)    The Trustee may commingle, hold and invest in one or more Funds all contributions made by the Employer and all Participating Employers, as well as all increments thereof. The assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Members of the Plan without regard to the Employer or Participating Employer who contributed such assets.
(c)    On the basis of information furnished by the Plan Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer and as to the benefits of the Members of each Participating Employer.
(d)    Each Participating Employer shall pay to the Trustee its proportionate share of the contributions to the Plan, as determined by the Trustee. Each Participating Employer shall also pay to the Company its proportionate share of any administrative expenses of the Plan which are to be paid by the Employer.
18.3    Delegation of Authority by Participating Employers. Each Participating Employer shall be deemed to have irrevocably granted to the Company, the Board, the Employee Benefits Committee appointed by the Board, the Plan Administrator and the Funding Agent(s) exclusive authority to exercise all the powers conferred on them by the terms of the Plan and any trust arrangement, including the power vested in the Board and in the Employee Benefits Committee appointed by the Board to amend the Plan, the power vested in the Board to terminate the Plan, and the power vested in the Company to amend or terminate any trust arrangement, and each Participating Employer shall be deemed to have irrevocably appointed the Company, the Board, the Employee Benefits Committee appointed by the Board, the Plan Administrator and any Funding Agent(s) as its agents for such purposes. In addition, each Participating Employer shall automatically become a party to any trust arrangement without further action on its part.
18.4    Employee Transfers. In the event of a transfer of an Employee from or to the Employer or a Participating Employer, the Employee shall receive credit for Service with the transferor or predecessor in accordance with Article 2. The transfer of any Member from or to the Employer or a Participating Employer shall not affect such Member’s rights under the Plan, and the Member’s benefits as well as the Member’s accumulated Service with the transferor or predecessor shall continue to the credit of such Member. No such transfer shall effect a termination of employment under the Plan, and the Participating Employer to which the Member is transferred shall thereupon become obligated under the Plan with respect to such Member in the same manner as was the Employer or Participating Employer from whom the Member was transferred.

18.5    Withdrawal of a Participating Employer.
(a)    A Participating Employer may terminate its participation in the Plan by giving the Plan Administrator prior written notice specifying a termination date which shall be the last day of a month at least thirty (30) days subsequent to the date such notice is delivered to the Plan Administrator, unless the Plan Administrator shall have waived its right to such notice. The Plan Administrator may terminate a Participating Employer’s participation in the Plan as of any termination date by giving the Participating Employer prior written notice specifying a termination date which shall be the last day of a month at least thirty (30) days subsequent to the date such notice is delivered to the Participating Employer, unless the Participating Employer shall have waived its right to such notice.
(b)    The benefits provided under the Plan with respect to each Member employed by a former Participating Employer as of the termination date will be paid or forfeited in accordance with the Plan as if such termination had not occurred. Notwithstanding the foregoing, the Plan Administrator may direct the Trustee to segregate such portion of the assets of the Plan as the Trustee shall determine to be properly allocable in accordance with ERISA to the Members of such Participating Employer and direct the Trustee to apply said assets for the benefit of the Members employed by a former Participating Employer as of the termination date in such manner as the Plan Administrator shall determine including, without limitation, payment to such Members or a transfer to a successor employee benefit plan which is qualified under Section 401(a) of the Code, or any combination thereof. Any such payments or transfers of said assets shall constitute a complete discharge of all liabilities under the Plan with respect to such Participating Employer’s participation in the Plan and any Member employed by such Participating Employer. To the maximum extent permitted by ERISA and the Code, the termination of a Participating Employer’s participation in the Plan shall not in any way affect any other Participating Employer’s participation in the Plan.
18.6    Administrator’s Authority. The Plan Administrator shall have all of the duties and responsibilities authorized by the Plan and shall have the authority to make any and all rules, regulations and decisions necessary or appropriate to effectuate the terms of the Plan, which shall be binding upon each Participating Employer and all Members.

ARTICLE 19

MISCELLANEOUS
19.1    Limitation on Distributions. Notwithstanding any provision of this Plan regarding payment to Beneficiaries or Members, or any other person, the Plan Administrator may withhold payment to any person if the Plan Administrator determines that such payment may expose the Plan to conflicting claims for payment. As a condition for any payments, the Plan Administrator may require such consent, representations, releases, waivers or such other information as it deems appropriate. To the extent required by law, the Plan Administrator shall comply with the terms of any judgment or other judicial decree, order, settlement or agreement including, but not limited to, a qualified domestic relations order as defined in Section 4l4(p) of the Code.
19.2    Exclusive Benefit; Limitation on Reversion of Contributions. Except as provided in subsections (a) through (c) below and Section 13.1 hereof, Employer contributions made under the Plan will be held for the exclusive benefit of Members or Beneficiaries and for defraying the reasonable expenses of administering the Plan and may not revert to the Employer.
(a)    A contribution made by the Employer under a mistake of fact may be returned to the Employer within one (1) year after it is contributed to the Plan.
(b)    A contribution conditioned on the Plan’s initial qualification under Sections 401(a) and 501(a) of the Code may be returned to the Employer, within one (1) year after the date the Plan is denied qualification.
(c)    A contribution conditioned upon its deductibility under Section 404 of the Code may be returned, to the extent the deduction is disallowed, to the Employer within one (1) year after the disallowance. Unless the Employer notifies the Plan Administrator and the Trustee to the Company in writing, all contributions made to this Plan are expressly conditioned upon their deductibility under Section 404 of the Code.
The maximum contribution that may be returned to the Employer shall not exceed the amount actually contributed to the Plan, or, if less, the value of such contribution on the date it is returned to the Employer.
19.3    Voluntary Plan. The Plan is purely voluntary on the part of the Employer and neither the establishment of the Plan nor any Plan amendment nor the creation of any fund or account, nor the payment of any benefits will be construed as giving any Employee or any person legal or equitable right against the Employer, any trustee or other agent, or the Plan Administrator unless specifically provided for in this Plan or by applicable law or conferred by affirmative action of the Plan Administrator or the Employer according to the terms and provisions of this Plan. Such actions will not be construed as giving any Employee or Member the right to be retained in the service of the Employer. All Employees and/or Members will remain subject to discharge to the same extent as though this Plan had not been established.
19.4    Nonalienation of Benefits. No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall not apply to (a) domestic relations orders, as defined in Section 414(p) of the Code and Section 206(d)(3) of ERISA, or entered before January 1, 1985; or (b) assignments pursuant to court orders arising from a fiduciary crime involving the Plan and settlements entered into with the Department of Labor or the Pension Benefits Guaranty Corporation for correct of fiduciary breaches.
Effective on or after April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (QDRO) will not fail to be a QDRO: (a) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (b) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Member's death. A domestic relations order described in this paragraph is subject to the same requirements and protections that apply to QDROs.
19.5    Inability to Receive Benefits. If the Plan Administrator receives evidence that (a) a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive payment and to give a valid release, (b) and another person or any institution is maintaining or has custody of such person, and (c) no guardian, committee, or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, then any distribution made under the Plan may be made to such other person or institution. The release of such other person or institution will be a valid and complete discharge for the payment of such distribution.
19.6    Missing Persons. If the Plan Administrator is unable, after reasonable and diligent effort, to locate a Member or Beneficiary who is entitled to a distribution under the Plan where no contingent beneficiary is provided under the Plan, the distribution due such person may be forfeited as permitted under applicable laws and regulations. If, however, such a person later files a claim for such benefit, it will be reinstated without any interest earned thereon. In the event that a distribution is due to a Beneficiary where a contingent beneficiary is provided under the Plan (including the situation in which the contingent beneficiary is the Member’s estate), and the Plan Administrator is unable, after reasonable and diligent effort, to locate the Beneficiary, the benefit shall be payable to the contingent beneficiary, and such non-locatable Beneficiary shall have no further claim or interest hereunder. Notification by certified or registered mail to the last known address of the Member or Beneficiary will be deemed a reasonable and diligent effort to locate such person.
19.7    Limitation of Third-Party Rights. Nothing expressed or implied in the Plan is intended or will be construed to confer upon or give to any person, firm, or association other than the Employer, the Members or Beneficiary, and their successors in interest, any right, remedy, or claim under or by reason of this Plan except pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code.
19.8    Invalid Provisions. In case any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan. The Plan will be construed and enforced as if the illegal and invalid provisions had never been included.
19.9    Use and Form of Words. Whenever any words are used herein in the singular form, they will be construed as though they were also used in the plural form in all cases where the plural form would apply, and vice versa.
19.10    Headings. Headings to Articles and Sections are inserted solely for convenience and reference. In the case of any conflict, the text, rather than the headings, shall control.

19.11    Governing Law. The Plan shall be governed by and construed according to ERISA, the Code and according to the laws of the state of New York (but only where such state laws are not preempted by federal law).
19.12    Information Required in Writing. All notices, elections, designations of Beneficiaries and waivers of rights under the Plan shall be in writing and in such form as required by the Plan Administrator.
19.13    USERRA – Notwithstanding any provision of this Plan to the contrary, effective as of the Initial Effective Date of the Plan, benefits and Service credit with respect to military service will be provided in accordance with Section 414(u) of the Code.
(a)    Death benefits. In the case of a death occurring on or after January 1, 2007, if a Member dies while performing qualified military service (as defined in Section 414(u)(5) of the Code), the Member’s Beneficiary is entitled to any additional benefits provided under the Plan as if the Member had resumed employment and then terminated employment on account of death. Moreover, the Plan will credit the Member’s qualified military service as service for vesting purposes, as though the Member had resumed employment under the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) immediately prior to the Member’s death.

(b)    Benefit accrual. Effective as of January 1, 2011, for benefit accrual purposes, the Plan treats an individual who dies or becomes disabled (as defined under the terms of the Plan) while performing qualified military service with respect to the Employer as if the individual had resumed employment in accordance with the individual’s reemployment rights under USERRA, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability.

(c)    Differential wage payments. For years beginning after December 31, 2008: (1) an individual receiving a differential wage payment, as defined by Section 3401(h)(2) of the Code, is treated as an employee of the employer making the payment; (2) the differential wage payment is treated as compensation for purposes of Section 415(c)(3) of the Code and Treasury Reg. Section 1.415(c)-2; and (3) the Plan is not treated as failing to meet the requirements of any provision described in Section 414(u)(1)(C) of the Code (or corresponding Plan provisions) by reason of any contribution or benefit which is based on the differential wage payment. Differential wage payments (as described herein) will also be considered compensation for all Plan purposes.

This subsection (c) applies only if all Employees of the Employer performing service in the uniformed services described in Section 3401(h)(2)(A) of the Code are entitled to receive differential wage payments (as defined in Section 3401(h)(2)) of the Code on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions or receive benefits based on the payments on reasonably equivalent terms (taking into account Sections 410(b)(3), (4), and (5)) of the Code.

NOW, THEREFORE, the Company has caused this Plan document to be executed by its duly authorized officer on this _____ day of August, 2020.

                        IQVIA Inc.

                                By:________________________________

Title:_______________________________

APPENDIX A
MORTALITY RATES

Age	Participant	Beneficiary
25	.000581	.000470
26	.000610	.000497
27	.000644	.000526
28	.000681	.000557
29	000720	.000591
30	.000763	.000629
31	.000811	.000669
32	.000866	.000714
33	.000923	.000762
34	.000988	.000814
35	.001059	.000873
36	.001136	.000936
37	.001223	.001077
38	.001318	.001084
39	.001423	.001168
40	.001539	.001261
41	.001682	.001369
42	.001869	.001497
43	.002097	.001647
44	.002364	.001815
45	.002670	.002005
46	.003011	.002216
47	.003388	.002449
48	.003797	.002705
49	.004241	.002983
50	.004717	.003289
51	.005216	.003594

52	.005746	.003926
53	.006310	.004288
54	.006907	.004683
55	.007538	.005112
56	.008206	.005588
57	.008916	.006123
58	.009679	.006729
59	.010510	.007415
60	.011426	.008190
61	.012449	.009063
62	.013608	.010042
63	.014928	.011131
64	.016449	.012338
65	.018207	.013671
66	.020245	.015129
67	.022388	·016662
68	.024559	.018359
69	.026871	.020335
70	.029559	.022766
71	.032952	.025919
72	.036762	.029529
73	.040907	.033496
74	.045427	.037808
75	.050298	.042428
76	.055809	.047551
77	.062080	.053217
78	.069068	.059419
79	.076746	.066152
80	.084955	.073330

81	.093582	.080901
82	.102603	.088868
83	.111984	.097236
84	.121754	.106074
85	.131910	.115436
86	.142522	.125403
87	.153693	.136075
88	.165518	.147557
89	.178093	.159954
90	.191529	.173397
91	.203702	.185997
92	.216646	.199614
93	.230478	.214387
94	.245331	.230463
95	.261353	.248008
96	.278704	.267202
97	.297562	.288242
98	.318124	.311344
99	.340598	.336741
100	.365204	.364688
101	.392179	.395460
102	.421772	.429358
103	.455805	.467222
104	.496440	.510917
105	.545840	.562310
106	.606167	.623265
107	679585	.695646
108	.768255	.781319
109	.874340	.882150
110	.999999	.999999

APPENDIX B
1.    The Grandfathered Benefit Amount: (Normal Retirement). The amount of the Grandfathered Benefit, under Section 4.9 of this Plan payable to a Member as of his or her Normal Retirement Date in the form of a single life annuity shall equal the greater of:
(a)    the sum of 1.7% of his or her Average Final Compensation multiplied by his or her years of Credited Service (as defined below) not in excess of 25, plus 1.0% of his or her Average Final Compensation multiplied by his years of Credited Service in excess of 25, minus the sum of 1.7% of his or her Primary Insurance Benefit multiplied by his or her years of Credited Service not in excess of 25, plus 0.5% of his or her Primary Insurance Benefit multiplied by his or her years of Credited Service in excess of 25 (but, in any event, not to exceed 50% of the Primary Insurance Benefit); or
(b)    $100 for each year of his or her Credited Service.
2.    The Grandfathered Benefit Amount: (Early Retirement). The amount of the Grandfathered Benefit under Section 4.9 of this Plan payable to a Member as of his or her Early Retirement Date in the form of a single life annuity shall equal:
(a)    if such Early Retirement Date is after the Member attains Age 55 and completes ten years of Vesting Service, the Grandfathered Benefit amount payable as of the Normal Retirement Date in 1(a) above, reduced 3/12% for each month by which the Early Retirement Date precedes the Normal Retirement Date (or precedes Age 60 if the Member has 35 Years of Vesting Service on his Early Retirement Date); or
(b)    if such Early Retirement Date is prior to the date the Member attains Age 55 and completes ten years of Vesting Service, the Actuarial Equivalent Value of the Grandfathered Benefit amount payable as of his or her Normal Retirement Date.
Notwithstanding the foregoing to the contrary, any Member whose participation in this Plan terminated effective August 1, 2000 by reason of the termination of participation in this Plan by Clark-O’Neill, Inc. effective August 1, 2000 and/or such Member’s transfer of employment to SYNAVANT Inc. effective August 1, 2000 or any Member whose participation in this Plan terminated effective October 3, 2000 by reason of the termination of participation in this Plan by ERISCO Managed Care Technologies, Inc. effective October 3, 2000 shall be deemed to have completed ten (10) years of Vesting Service for purposes of this Section 2.
3.    The Frozen Accrued Benefit Amount: (Normal Retirement). The amount of the Frozen Accrued Benefit under Section 4.8 of this Plan payable to a Member as of his or her Normal Retirement Date in the form of a single life annuity shall equal the greater of:
(a)    the sum of 1.7% of his or her Average Final Compensation multiplied by his or her years of Credited Service (as defined below) not in excess of 25, plus 1.0% of his or her Average Final Compensation multiplied by his or her years of Credited Service in excess of 25, minus the sum of 1.7% of his or her Primary Insurance Benefit multiplied by his or her years of Credited Service not in excess of 25, plus and 0.5% of his or her Primary

Insurance Benefit multiplied by his or her years of Credited Service in excess of 25 (but, in any event, not to exceed 50% of the Primary Insurance Benefit); or
(b)    $100 for each year of his or her Credited Service.
For purposes of the Frozen Accrued Benefit, no Credited Service after October 31, 1996 shall be considered, and no Compensation after October 31, 1996 shall be considered.
4.    The Frozen Accrued Benefit Amount: (Early Retirement). The amount of the Frozen Accrued Benefit under Section 4.8 of this Plan payable to a Member as of his or her Early Retirement Date in the form of a single life annuity shall equal:
(a)    if such Early Retirement Date is after the Member attains Age 55 and completes ten years of Vesting Service, the Frozen Accrued Benefit amount payable as of the Normal Retirement Date in 4(a) above, reduced 3/12% for each month by which the Early Retirement Date precedes the Normal Retirement Date (or precedes Age 60 if the Member has 35 Years of Vesting Service on his Early Retirement Date); or
(b)    if such Early Retirement Date is prior to the date the Member attains Age 55 and completes ten years of Vesting Service, the Actuarial Equivalent Value of the Frozen Accrued Benefit amount payable as of his or her Normal Retirement Date.
Notwithstanding the foregoing to the contrary, this Section 4. shall not apply to any Member whose participation in this Plan terminated effective August 1, 2000 by reason of the termination of participation in this Plan by Clark-O’Neill, Inc. effective August 1, 2000 and/or such Member’s transfer of employment to SYNAVANT Inc. effective August 1, 2000 or any Member whose participation in this Plan terminated effective October 3, 2000 by reason of the termination of participation in this Plan by ERISCO Managed Care Technologies, Inc. effective October 3, 2000.
5.    Credited Service. For the purpose of calculating the Grandfathered Benefit or the Frozen Accrued Benefit, “Credited Service” shall mean Years of Service as an Employee and a Member (including service with Cognizant, D&B and an Affiliated Employer(s) for purposes of the Grandfathered Benefit, but service with D&B only for purposes of the Frozen Accrued Benefit); provided, however, Credited Service shall not include any period of service with respect to which a distribution shall have been made, as follows:
(a)    For service rendered on or after January 1, 1976 and before January 1, 1988, a Year of Service shall mean that twelve consecutive month period coincident with the calendar year during which an Employee completes 1,800 or more hours of service. Pro rata credit shall be given for service rendered during such period: (i) if a Member completed at least 1,000 hours of service during such period; (ii) if a Member transferred to a non-participating affiliated company, died or retired under the D&B Plan during such period; or (iii) if an Employee became eligible for membership in the D&B Plan during such period; provided, however, if an Employee became a Member of the D&B Plan on or after July 1, he or she shall not be entitled to any credit hereunder unless he or she completed

500 or more hours of service prior to the end of the calendar year, and provided that such Employee shall be entitled to no more than one-half year of Credited Service if he completed 900 hours or more of service during such period.
(b)    For service rendered after December 31, 1987, an Employee who is a full-time Employee will be entitled to 1/12th of a year of Credited Service for each calendar month or part thereof during which he or she was a Member under the D&B Plan, the Cognizant Plan or this Plan and (b) an Employee who is a part-time or temporary Employee will be entitled to a full or fractional year of Credited Service for each year during which he or she is a Member under the D&B Plan, the Cognizant Plan or this Plan, determined as follows:

Hours of Service	Credited Service
1,800 and over	1.0
1,600 – 1,799	0.9
1,400 – 1,599	0.8
1,200 – 1,399	0.7
1,000 – 1,199	0.6
less than 1,000	0.0

An employee shall not be entitled to more than one year of Credited Service for any year.
6.    Primary Insurance Benefit shall mean for this purpose, the estimated annual benefit to which a Member will be entitled at Age 65 under the Federal Social Security Act as in effect at the earlier of his or her attaining his or her Normal Retirement Age, retirement or termination, whether or not such Member shall have forfeited his right to receive such benefit through his or her acceptance of covered employment or failure to apply for such benefit or otherwise. In the event that a Member retires under this Plan or his or her Service is terminated prior to Age 65, the amount of such estimated benefit shall be based upon the assumption that the Member shall receive no wages for Social Security purposes after such early retirement or termination. The amount of such estimated benefit shall be based upon the Member’s wage history with the Employer and Cognizant (if such Member was in active service on October 31, 1996 and assets and liabilities were transferred to the Plan with respect to such Member, and such assets and liabilities were not subsequently returned to the Cognizant Plan for any reason) and upon the assumption that the Member had no wages prior to commencement of Service with the Employer or D&B.

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